Filed Pursuant to Rule 424(b)(4)
Registration Number 333-286716

PROSPECTUS

NuCana plc

2,452,935 American Depositary Shares Representing 61,323,375 Ordinary Shares

Series A Warrants to Purchase up to 10,845,985 American Depositary Shares Representing up to 271,149,625 Ordinary Shares

Series B Warrants to Purchase up to 10,845,985 American Depositary Shares Representing up to 271,149,625 Ordinary Shares

Pre-Funded Warrants to Purchase up to 8,393,050 American Depositary Shares Representing up to 209,826,250 Ordinary Shares

Up to 485,357,829 American Depositary Shares Underlying the Series A Warrants, the Series B Warrants (which Series B Warrants contain a “zero exercise price” option) and the Pre-Funded Warrants Representing up to 12,133,945,725 Ordinary Shares

This is a reasonable best efforts offering of 2,452,935 American Depositary Shares, or ADSs, together with Series A ADS purchase warrants to purchase up to 10,845,985 ADSs, or the Series A Warrants, and Series B ADS purchase warrants to purchase up to 10,845,985 ADSs, or the Series B Warrants, and together with the Series A Warrants, the Warrants. Each ADS or a Pre-Funded Warrant (as defined below) in lieu thereof, is being sold together with a Series A Warrant to purchase one ADS and a Series B Warrant to purchase one ADS. The ADSs and Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The combined public offering price for each ADS and accompanying Warrants is $0.6454. Each Series A Warrant will have an exercise price equal to 125% of the combined public offering price, and will be exercisable beginning on the date on which each warrant is issued, or the Initial Exercise Date. Each Series B Warrant will have an exercise price equal to 250% of the combined public offering price, and will be exercisable beginning on the Initial Exercise Date. The Series A Warrants will expire on the five-year anniversary of the Initial Exercise Date and the Series B Warrants will expire on the two and one-half year anniversary of the Initial Exercise Date.

Additionally, the Warrants contain exercise price adjustments, adjustments to increase the number of ADSs issuable upon exercise, and in the case of the Series B Warrants, a “zero exercise price” option (as defined below). For example, the Series A Warrants and Series B Warrants contain reset provisions that may result in a downward adjustment to the exercise price of such warrants, and which may result in a corresponding increase to the number of ADSs issuable upon the exercise thereof (as further described in this prospectus). As such, the number of ADSs issuable upon the exercise of the Warrants will increase as the price of our ADSs falls further below the initial exercise price of the Warrants.

A holder of Series B Warrants may, at any time after the date on which the aggregate trading volume of the ADSs (which aggregate trading volume shall include pre-market, market and post-market trading volume) as reported by Bloomberg, LP on and subsequent to the date of the securities purchase agreement equals or exceeds 300% of the number of ADSs (including ADSs underlying Pre-Funded Warrants) sold pursuant to the securities purchase agreement on the closing date of this offering (and if such date is not a trading day, the next trading day following such date), or the Series B Liquidity Date, and in its sole discretion, exercise its Series B Warrants in whole or in part (subject to daily exercise limitations as further described below) by means of a “zero exercise price” option in which the holder is entitled to receive a number of ADSs, subject to the Mandatory Nominal Exercise Price (as defined below), equal to the product of (a) the aggregate number of ADSs that would be issuable upon exercise of the Series B Warrant in accordance with the terms of such warrant if such exercise were by means of a cash exercise rather than a cashless exercise multiplied by (b) 3.0. As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Series B Warrants because it is highly unlikely that a Series B Warrant holder will elect to pay an exercise price in cash to receive one ADS when they could elect the “zero exercise price” option in these circumstances to receive more ADSs than they would receive if they did pay an exercise price. As an example, given the above provisions, holders of the Warrants will be issued a maximum of 203,362,219 ADSs upon the exercise of each of the Series A Warrants and Series B Warrants. However, if the holders of the Series B Warrants elect the “zero exercise price” option, the number of ADSs issuable upon exercise of the Series B Warrants would increase by three times the number of ADSs a holder would have received had the holder exercised the Series B Warrant for cash, resulting in a maximum of 474,511,844 ADSs upon the exercise of all of the Series A Warrants and Series B Warrants. In addition, at our request, the holders of the Series B Warrants have agreed to certain restrictions on the exercise of the Series B Warrants, as more fully described in the section entitled “Description of Securities We Are Offering.”

Notwithstanding the foregoing, including but not limited to the cashless exercise provisions of the Warrants and Pre-Funded Warrants and the “zero exercise price” option provision of the Series B Warrant, under no circumstances shall the Warrants or Pre-Funded Warrants be exercised for an exercise price that is less than the product of (i) the number of ordinary shares represented by each Warrant Share subject to delivery upon submission of any notice of exercise under the Warrants or Pre-Funded Warrants, multiplied by (ii) the nominal value per ordinary share, which is £0.0004, or the Mandatory Nominal Exercise Price. The Mandatory Nominal Exercise Price shall be paid to us in the manner set forth in the Warrants or Pre-Funded Warrants with respect to the exercise price of such Warrants or Pre-Funded Warrants computed by using the noon buying rate of the Federal Reserve Bank of New York for the U.S. dollar per pound sterling exchange rate as of the date of exercise.

Because a purchaser’s purchase of ADSs in this offering could otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding ADSs immediately following consummation of this offering, we are offering to the purchasers pre-funded warrants to purchase up to 8,393,050 ADSs, or the Pre-Funded Warrants, in lieu of ADSs. Each Pre-Funded Warrant will be exercisable for one ADS. The purchase price of each Pre-Funded Warrant and accompanying Warrants is equal to the price per ADS and accompanying Warrants at which the ADSs and accompanying Warrants are being sold to the public in this offering, minus the United States dollar equivalent of £0.01, based on the exchange rate on the date of pricing, and the exercise price of each Pre-Funded Warrant will be equal to the United States dollar equivalent of £0.01, based on the exchange rate on the date of exercise. For each Pre-Funded Warrant that we sell, the number of ADSs offered will be decreased on a one-for-one basis. This offering also relates to the ADSs issuable upon exercise of the Warrants, or the Warrant Shares, and the ADSs issuable upon exercise of the Pre-Funded Warrants, or the Pre-Funded Warrant Shares.

Offering and ADSs Issuable in the Offering

This prospectus registers up to 2,452,935 ADSs, together with Series A Warrants to purchase up to 10,845,985 ADSs and Series B Warrants to purchase up to 10,845,985 ADSs. Each ADS, or Pre-Funded Warrant in lieu thereof, is being sold together with a Series A Warrant to purchase one ADS and a Series B Warrant to purchase one ADS. The ADSs, or Pre-Funded Warrants in lieu thereof, and the Warrants are immediately separable and will be issued separately, but must be purchased together. The combined public offering price for each ADS and accompanying Warrants is $0.6454.

The Pre-Funded Warrants sold in lieu of ADSs to those purchasers, who, together with their affiliates and certain related parties, would beneficially own more than 4.99% (or at the election of the purchaser, 9.99%), will have an exercise price equal to the United States dollar equivalent of £0.01, based on the exchange rate on the date of exercise. For each Pre-Funded Warrant that we sell, the number of ADSs offered will be decreased on a one-for-one basis.

Each Series A Warrant will have an exercise price equal to 125% of the combined public offering price, is exercisable on the Initial Exercise Date, and will expire on the five-year anniversary of the Initial Exercise Date. The holders of the Series A Warrants will be issued a maximum of 10,845,985 ADSs upon the cash exercise of the Series A Warrants.

Each Series B Warrant will have an exercise price equal to 250% of the combined public offering price, is exercisable on the Initial Exercise Date, and will expire on the two and one half-year anniversary of the Initial Exercise Date. A holder of Series B Warrants may, at any time after the Series B Liquidity Date and in its sole discretion, exercise its Series B Warrants in whole or in part through the “zero exercise price” option. Each Series B Warrant is initially exercisable for one ADS at an exercise price equal to 250% of the combined public offering price; however, if the holder elects the “zero exercise price” option, the number of ADSs issuable upon exercise of each Series B Warrant would increase by three times the number of ADSs a holder would have received had the holder exercised for cash. As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Series B Warrants because it is highly unlikely that a Series B Warrant holder will elect to pay an exercise price in cash to receive one ADS when they could elect the “zero exercise price” option in these circumstances to receive more ADSs than they would receive if they did pay an exercise price. In addition, at our request, the holders of the Series B Warrants have agreed to certain restrictions on the exercise of the Series B Warrants, as more fully described in the section entitled “Description of Securities We Are Offering.”

Additionally, the Warrants contain exercise price adjustments and adjustments to increase the number of ADSs issuable upon the exercise of the Warrants which will increase as the price of our ADSs falls further below the initial exercise price of such Warrants.

Our ADSs are listed for trading on The Nasdaq Capital Market under the symbol “NCNA”. Each ADS represents twenty-five ordinary shares, nominal value £0.0004 per share. The ADSs may be evidenced by American Depositary Receipts, or ADRs. The last reported sale price of our ADSs on The Nasdaq Capital Market on May 5, 2025 was $1.10 per ADS. All ADS, Warrant and Pre-Funded Warrant numbers are based on a combined public offering price of $0.6454 per ADS and the accompanying Warrants. There is no established public trading market for the Warrants or Pre-Funded Warrants, and we do not expect a market for the Warrants or the Pre-Funded Warrants to develop. We do not intend to list the Warrants or Pre-Funded Warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited. We anticipate that the ADSs to be issued upon exercise of the Warrants and the Pre-Funded Warrants will trade on The Nasdaq Capital Market.

We have engaged Laidlaw & Company (UK) Ltd., or Laidlaw, to act as the placement agent, or the Placement Agent, in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. There is no required minimum number of securities that must be sold as a condition to closing this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. This offering will terminate no later than fifteen (15) business days following the effectiveness of this prospectus, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. We have agreed to pay the Placement Agent the Placement Agent fees as set forth in the table below, which assumes we sell all of the securities offered by this prospectus. See “Plan of Distribution” on page 69 of this prospectus for more information regarding these arrangements.

Investing in our ADSs involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus and in the other documents that are incorporated by reference herein before purchasing any of the securities offered by this prospectus.

Neither the U.S. Securities and Exchange Commission, or SEC, nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per ADS and Accompanying Warrants	Per Pre-Funded Warrant and Accompanying Warrants	Total
Public Offering Price	$0.6454	$0.6321	$6,999,998.72
Placement Agent Fees(1)	$0.0710	$0.0695	$769,999.86
Proceeds to the Company (before expenses)(2)(3)	$0.5744	$0.5626	$6,229,998.86

(1)	For a description of the compensation to be received by the Placement Agent, see “Plan of Distribution” starting on page 69 for more information.
(2)

Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

(3)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Warrants or the Pre-Funded Warrants.

The delivery to purchasers of the securities against payment is expected to be made on or about May 7, 2025, subject to satisfaction of customary closing conditions.

Sole Placement Agent

LAIDLAW & COMPANY (UK) LTD.

the date of this prospectus is May 5 , 2025

You should rely only on the information contained in this prospectus and any related free-writing prospectus that we authorize to be distributed to you. We have not, and the Placement Agent has not, authorized any person to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ADSs or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of the prospectus applicable to that jurisdiction.

We are incorporated under the laws of England and Wales and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be or have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

We have not, and the Placement Agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any free writing prospectuses, prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or any document incorporated by reference or contained in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Unless otherwise indicated or the context otherwise requires, in this prospectus, “NuCana,” “NuCana plc,” the “Company,” “we,” “us” and “our” refer to NuCana plc and its consolidated subsidiaries. See “Description of Share Capital.”

This prospectus and the information incorporated by reference herein and therein contains references to trademarks, trade names and service marks belonging to us or other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable owner will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, trade names, and service marks included or incorporated by reference into this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents incorporated by reference herein. It may not contain all of the information that may be important to you. Before investing in our securities, you should read this entire prospectus and information incorporated by reference into this prospectus, including the financial statements and related notes and “Risk Factors” starting on page 8 of this prospectus, carefully for a more complete understanding of our business and this offering.

The Company

We are a clinical-stage biopharmaceutical company focused on significantly improving treatment outcomes for patients with cancer by applying our ProTide™ technology to transform some of the most widely prescribed chemotherapy agents, nucleoside analogs, into more effective and safer medicines. While these conventional agents remain part of the standard of care for the treatment of many solid and hematological tumors, they have significant shortcomings that limit their efficacy and they are often poorly tolerated. Utilizing our proprietary technology, we are developing new medicines, ProTides, designed to overcome the key limitations of nucleoside analogs and generate much higher concentrations of anti-cancer metabolites in cancer cells. Our pipeline includes NUC-7738 and NUC-3373.

Corporate Information

We were incorporated under the laws of England and Wales in 1997 under the name Biomed (UK) Limited, and commenced operations in 2008. On April 28, 2008, we changed our name to NuCana BioMed Limited. On August 29, 2017, we re-registered as a public limited company and changed our name to NuCana plc. On October 2, 2017, we completed our initial public offering of ADSs on The Nasdaq Global Select Market. On November 9, 2023, we transferred our listing to The Nasdaq Capital Market. Our ADSs are traded under the symbol “NCNA”.

Our registered office is located at 77/78 Cannon Street, London EC4N 6AF, United Kingdom. Our principal executive offices are located at 3 Lochside Way, Edinburgh, EH12 9DT, United Kingdom, our general telephone number is +44 (0)131 357 1111 and our internet address is https://www.nucana.com. Our website and the information contained on or accessible through our website are not part of this prospectus. Our agent for service of process in the United States is Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov).

Recent Developments

On April 23, 2025, we held a general meeting of our ordinary shareholders, or the GM, at Lochside House, 3 Lochside Way, Edinburgh, EH12 9DT, United Kingdom. All of the resolutions set out in our notice of the GM dated March 18, 2025 and furnished on Form 6-K with the SEC on March 18, 2025 were duly proposed and passed, including the following resolutions:

1. As an ordinary resolution, that, in accordance with section 618 of the Companies Act 2006 and subject to the passing of Resolution 3 below, each of the 151,923,897 ordinary shares of £0.04 each in the issued share capital of the Company be and is sub-divided into and redesignated as (i) 1 ordinary share of £0.0004, having the same rights and being subject to the same restrictions (except as to nominal value) as the existing ordinary shares in the capital of the Company, as set out in the Company’s articles of association from time to time and (ii) 99 deferred shares of £0.0004 each, having the rights and being subject to the restrictions set out in the Company’s articles of association (to be adopted pursuant to Resolution 3 below and thereafter as amended and adopted from time to time), such that, following the passing of this resolution, the Company’s issued share capital shall be comprised of 151,923,897 ordinary shares and 15,040,465,803 deferred shares, in each case, of £0.0004 each.

2. As an ordinary resolution, that, subject to the passing of Resolution 1, the board of directors be generally and unconditionally authorized pursuant to Section 551 of the Companies Act 2006 to exercise all the powers of the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of £20,000,000. This authority shall, unless previously renewed, revoked or varied by the Company in general meeting, expire on June 30, 2026 or, if earlier, the conclusion of the annual general meeting of the Company to be held in 2026, save that the Company may, at any time before such expiry, make any offer or agreement which would or might require rights to subscribe for or to convert securities into shares to be granted or equity securities to be allotted after the authority expires, and the board of directors may allot shares or grant such rights in pursuance of such offer or agreement as if the authority had not expired. This resolution revokes and replaces all unexercized authorities previously granted to the board of directors to allot shares or grant rights to subscribe for or convert securities into shares but without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made pursuant to such authorities.

3. As a special resolution, that, subject to the passing of Resolution 1, the new articles of association of the Company in the form annexed to these resolutions be adopted as the articles of association of the Company in substitution for, and to the entire exclusion of, the existing articles of association of the Company.

4. As a special resolution, that, subject to the passing of Resolution 2, the board of directors be empowered pursuant to Section 570 of the Companies Act 2006 to allot equity securities (as defined in Section 560(1) of the Companies Act 2006) for cash under the authority given by that resolution as if Section 561(1) of the Companies Act 2006 did not apply to any such allotment, provided that such authority shall be limited to the allotment of equity securities up to a nominal amount of £20,000,000, such authority to expire on June 30, 2026 or, if earlier, the conclusion of the annual general meeting of the Company to be held in 2026, but prior to its expiry the Company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted after the authority expires and the board of directors may allot equity securities under any such offer or agreement as if the authority had not expired.

Offering and ADSs Issuable in the Offering

This prospectus registers up to 2,452,935 ADSs, together with Series A Warrants to purchase up to 10,845,985 ADSs and Series B Warrants to purchase up to 10,845,985 ADSs. Each ADS, or Pre-Funded Warrant in lieu thereof, is being sold together with a Series A Warrant to purchase one ADS and a Series B Warrant to purchase one ADS. The ADSs, or Pre-Funded Warrants in lieu thereof, and the Warrants are immediately separable and will be issued separately, but must be purchased together. The combined public offering price for each ADS and accompanying Warrants is $0.6454.

The Pre-Funded Warrants sold in lieu of ADSs to those purchasers, who, together with their affiliates and certain related parties, would beneficially own more than 4.99% (or at the election of the purchaser, 9.99%), will have an exercise price equal to the United States dollar equivalent of £0.01, based on the exchange rate on the date of exercise. For each Pre-Funded Warrant that we sell, the number of ADSs offered will be decreased on a one-for-one basis.

Each Series A Warrant will have an exercise price equal to 125% of the combined public offering price, is exercisable on the Initial Exercise Date, and will expire on the five-year anniversary of the Initial Exercise Date. The holders of the Series A Warrants will be issued a maximum of 10,845,985 ADSs upon the cash exercise of the Series A Warrants.

Each Series B Warrant will have an exercise price equal to 250% of the combined public offering price, is exercisable on the Initial Exercise Date, and will expire on the two and one half-year anniversary of the Initial

Exercise Date. A holder of Series B Warrants may, at any time after the Series B Liquidity Date and in its sole discretion, exercise its Series B Warrants in whole or in part through the “zero exercise price” option. Each Series B Warrant is initially exercisable for one ADS at an exercise price equal to 250% of the combined public offering price; however if the holder elects the “zero exercise price” option, the number of ADSs issuable upon exercise of each Series B Warrant would increase by three times the number of ADSs a holder would have received had the holder exercised for cash. As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Series B Warrants because it is highly unlikely that a Series B Warrant holder will elect to pay an exercise price in cash to receive one ADS when they could elect the “zero exercise price” option in these circumstances to receive more ADSs than they would receive if they did pay an exercise price. In addition, at our request, the holders of the Series B Warrants have agreed to certain restrictions on the exercise of the Series B Warrants, as more fully described in the section entitled “Description of Securities We Are Offering.”

Additionally, the Warrants contain exercise price adjustments and adjustments to increase the number of ADSs issuable upon the exercise of the Warrants which will increase as the price of our ADSs falls further below the initial exercise price of such Warrants.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. As long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities, and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not a foreign private issuer. As a consequence, we do not know if some investors will find our ADSs less attractive, which may result in a less active trading market for our ADSs or more volatility in the price of our ADSs.

THE OFFERING

ADSs offered by us	2,452,935 ADSs, each representing twenty-five ordinary shares, based on a combined public offering price of $0.6454 per ADS and accompanying Series A Warrant and Series B Warrant.

Pre-Funded Warrants offered by us	We are also offering Pre-Funded Warrants to purchase up to 8,393,050 ADSs to those purchaser whose purchase of the ADSs in this offering would result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding ADSs immediately following consummation of this offering.

The purchase price of each Pre-Funded Warrant and accompanying Warrants will equal the price per ADS and accompanying Warrants being sold to the public in this offering, minus the United States dollar equivalent of £0.01, based on the exchange rate on the date of pricing, and the exercise price of each Pre-Funded Warrant will be equal to the United States dollar equivalent of £0.01, based on the exchange rate on the date of exercise.

Each Pre-Funded Warrant will be immediately exercisable and may be exercised at any time until exercised in full. There is no expiration date for the Pre-Funded Warrants. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus.

Series A Warrants offered by us	Each ADS and each Pre-Funded Warrant to purchase one ADS is being sold together with a Series A Warrant to purchase one ADS. Each Series A Warrant will have an exercise price equal to 125% of the combined public offering price, will be exercisable at any time beginning on the Initial Exercise Date and will expire on the five-year anniversary of the Initial Exercise Date.

This prospectus also relates to the offering of the ADSs issuable upon exercise of the Series A Warrants. Because we will issue a Series A Warrant for each ADS and for each Pre-Funded Warrant sold in this offering, the number of Series A Warrants sold in this offering will not change as a result of a change in the mix of the ADSs and Pre-Funded Warrants sold.

To better understand the terms of the Series A Warrants, including the cashless exercise option, you should carefully read the “Description of Securities We Are Offering” section of this prospectus.

Series B Warrants offered by us	Each ADS and each Pre-Funded Warrant to purchase one ADS is being sold together with a Series B Warrant to purchase one ADS. Each Series B Warrant will have an exercise price equal to 250% of the combined public offering price, will be exercisable at any time beginning on the Initial Exercise Date and will expire on the two and one-half (2.5)-year anniversary of the Initial Exercise Date.

This prospectus also relates to the offering of the ADSs issuable upon exercise of the Series B Warrants. Because we will issue a Series B Warrant for each ADS and for each Pre-Funded Warrant sold in this offering, the number of Series B Warrants sold in this offering will not change as a result of a change in the mix of the ADSs and Pre-Funded Warrants sold.

To better understand the terms of the Series B Warrants, including the cashless exercise option and “zero exercise price” option, you should carefully read the “Description of Securities We Are Offering” section of this prospectus.

ADSs outstanding prior to this offering	5,737,172 ADSs, each representing twenty-five ordinary shares.

ADSs outstanding after this offering	8,190,107 ADSs, each representing twenty-five ordinary shares, assuming no Pre-Funded Warrants are issued and no Warrants are exercised.

Ordinary shares to be outstanding immediately after this offering	213,247,272 ordinary shares (including those ordinary shares represented by ADSs), assuming no Pre-Funded Warrants are issued and no Warrants are exercised.

ADSs	Each ADS represents twenty-five ordinary shares, nominal value £0.0004 per ordinary share.

The depositary or its custodian, or a nominee of either, will hold the ordinary shares underlying your ADSs. As an ADS holder you will not be treated as one of our shareholders and you will not have shareholder rights. You will have rights as provided in the deposit agreement, as amended, or the deposit agreement. You may cancel your ADSs and withdraw the underlying ordinary shares as provided in the deposit agreement. We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs following an amendment, you agree to be bound by the terms of the deposit agreement then in effect.

To better understand the terms of the ADSs, you should carefully read “Description of American Depositary Shares” in this prospectus. You should also read the deposit agreement, which is filed as an exhibit to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the SEC.

Depositary	Citibank, N.A., or Citibank.

Shareholder approvals required for offering	Under English law, certain steps necessary for the completion of this offering require the approval of our shareholders by way of an ordinary resolution and a special resolution. We will receive all such required approvals prior to the completion of this offering. See “Description of Share Capital” in this prospectus.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $5.5 million, after deducting the Placement Agent fees and estimated offering expenses payable by us and assuming no Pre-Funded Warrants or Warrants are exercised.

We intend to use the net proceeds of this offering, together with our existing cash and cash equivalents, to fund activities relating to the advancement of our drug discovery and development programs, and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations See “Use of Proceeds” in this prospectus.

Risk factors	You should carefully read the information set forth under “Risk Factors” beginning on page 8 of this prospectus, and incorporated by referenced in this prospectus, before investing in our securities.

Reasonable best efforts offering	We have agreed to offer and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 69 of this prospectus.

Nasdaq Capital Market symbol	Our ADSs are listed on The Nasdaq Capital Market under the symbol “NCNA”. There is no established trading market for the Pre-Funded Warrants, Series A Warrants or Series B Warrants and we do not expect a trading market to develop. We do not intend to list the on any securities exchange or other trading market. Without a trading market, the liquidity of the Pre-Funded Warrants and Warrants will be extremely limited.

The number of our ordinary shares to be outstanding immediately after this offering is calculated by reference to our entire issued share capital of 142,037,199 ordinary shares as of December 31, 2024 and excludes as of that date:

•

17,175,304 ordinary shares issuable upon exercise of outstanding options under our equity compensation plans as of December 31, 2024 at a weighted average exercise price of £2.11 per ordinary share; and

•	29,123 ordinary shares issued upon exercise of options under our equity incentive plans subsequent to December 31, 2024 at an exercise price of £0.04 per ordinary share.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the SEC, and all other information contained in, or incorporated by reference in, this prospectus, as updated by those subsequent filings with the SEC under the Exchange Act, before making an investment decision. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties not presently known to us may also adversely affect our business. Our business, financial condition and/or results of operations could be materially and adversely affected if any of these risks occur, and as a result the trading price of the ADSs could decline and you could lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to This Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ADSs or other securities convertible into or exchangeable for our ADSs at prices that may not be the same as the price per ADS in this offering. We may sell ADSs or other securities in any other offering at a price per ADS that is less than the price per ADS paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing ADS holders and shareholders. The price per ADS at which we sell additional ADSs, or securities convertible or exchangeable into ADSs, in future transactions may be higher or lower than the price per ADS paid by any investors in this offering.

Sales of a substantial number of our ADSs in the public markets, or the perception that such sales could occur, could cause our ADS price to fall.

We may issue and sell additional ADSs in the public markets, including during this offering. As a result, a substantial number of our ADSs may be sold in the public market. Sales of a substantial number of our ADSs in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our ADSs and impair our ability to raise capital through the sale of additional equity securities.

Because we do not currently intend to declare cash dividends on our ADSs in the foreseeable future, ADS holders must rely on appreciation of the value of our ADSs for any return on their investment.

We have never paid cash dividends on our ADSs and do not plan to pay any cash dividends in the near future. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our ADSs will be your sole source of gain with respect to your investment for the foreseeable future.

The exercise of our outstanding options will dilute shareholders and ADS holders and could decrease our ADS price.

The exercise of our outstanding options may adversely affect our ADS price due to sales of a large number of ADSs or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options or any future issuance of additional ADSs or other securities, including, but not limited to preferred shares, options, warrants, restricted share units or other derivative securities convertible into our ADSs, may result in significant dilution to our shareholders and ADS holders and may decrease our ADS price.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the currently intended purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our cash from this offering in ways that ultimately increases the value of any investment in our securities or enhances shareholder value and ADS holder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and government securities. These investments may not yield a favorable return to our shareholders and ADS holders. If we do not invest or apply our cash in ways that enhance shareholder value and ADS holder value, we may fail to achieve expected financial results, which may result in a decline in the price of our ADSs, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire products or licenses, commercialize our products and services, or continue our operations. See “Use of Proceeds” on page 15 for a more complete description of the intended use of proceeds from this offering.

Existing ADS holders will experience immediate and substantial dilution based on the public offering price.

We expect the dilution as a result of the offering to be $0.23 per ADS to existing ADS holders in this offering. In addition, all ADS holders will experience further dilution to the extent that we issue ADSs upon the exercise of any Warrants, including the Series A Warrants and Series B Warrants, issued in this offering, or exercise of options under any equity incentive plans. See “Dilution” for a more complete description of how the value of your investment in our ADSs will be diluted upon completion of this offering.

There is no public market for the Pre-Funded Warrants, Series A Warrants or Series B Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants, Series A Warrants or Series B Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants, Series A Warrants or Series B Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Pre-Funded Warrants, Series A Warrants and Series B Warrants will be limited.

Holders of Pre-Funded Warrants, Series A Warrants and Series B Warrants purchased in this offering will have no rights as ADS holders until such holders exercise such Pre-Funded Warrants and Warrants and acquire our ADSs.

Until holders of Pre-Funded Warrants, Series A Warrants and Series B Warrants acquire ADSs upon exercise of such Pre-Funded Warrants and Warrants, holders of Pre-Funded Warrants, Series A Warrants and Series B Warrants will have no rights with respect to the ADSs underlying such Pre-Funded Warrants and Warrants. Upon exercise of the Pre-Funded Warrants, Series A Warrants and Series B Warrants, as applicable, the holders will be entitled to exercise the rights of an ADS holder only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants, Series A Warrants and Series B Warrants are speculative in nature.

The Pre-Funded Warrants, Series A Warrants and Series B Warrants do not confer any rights of ADS ownership on their respective holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ADSs at a fixed price.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities law and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of securities; (ii) agreement to not enter into any financings for 90 days from the date on which the aggregate trading volume of the ADSs (which aggregate trading volume shall include pre-market, market and post-market trading volume) as reported by Bloomberg, LP on and subsequent to the date of the purchase agreement equals or exceeds 300% of the number of ADSs (including ADSs underlying Pre-Funded Warrants) sold pursuant to the purchase agreement on the closing date of this offering (and if such date is not a Trading Day, the next Trading Day following such date), or the Liquidity Date, and certain variable rate transactions for 180 days from the Liquidity Date; and (iii) indemnification for breach of contract.

The Series A Warrants and Series B Warrants may not have value.

The Series A Warrants being offered by us in this offering have an exercise price equal to 125% of the combined public offering price, and expire on the five-year anniversary of the Initial Exercise Date. The Series B Warrants being offered by us in this offering have an exercise price equal to 250% of the combined public offering price, and expire on the two and one-half (2.5)-year anniversary of the Initial Exercise Date. In the event that the prevailing market price of our ADSs does not exceed the exercise price of the Series A Warrants or Series B Warrants, as applicable, during the period when such Warrants are exercisable, such Warrants may not have any value. There can be no assurance that the market price of our ADSs will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of Warrants to exercise the Warrants.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

We are selling a substantial number of ADSs in this offering, which could cause the price of our ADSs to decline.

In this offering, we are offering 2,452,935 ADSs, Pre-Funded Warrants to purchase up to 8,393,050 ADSs, Series A Warrants to purchase up to 10,845,985 ADSs and Series B Warrants to purchase up to 10,845,985 ADSs, based on a combined public offering price of (i) $0.6454 per ADS and accompanying Warrants or (ii) the public offering price of an ADS and accompanying Warrants, minus the United States dollar equivalent of £0.01, based on the exchange rate on the date of pricing per Pre-Funded Warrant and accompanying Warrants. The existence of the potential additional ADSs in the public market, or the perception that such additional ADSs may be in the market, could adversely affect the price of our ADSs. We cannot predict the effect, if any, that market sales of those ADSs or the availability of those ADSs for sale will have on the market price of our ADSs. In addition, the Warrants contain exercise price adjustments, adjustments to increase the number of shares issuable upon exercise, and, in the case of the Series B Warrants, a “zero exercise price” option, which, if triggered, may cause substantial dilution. For example, the Series A Warrants and Series B Warrants contain reset provisions that may result in a downward adjustment to the exercise price of such warrants, and which may result in a corresponding increase to the number of ADSs issuable upon exercise thereof (as further described in “Description of Securities We Are Offering — Series A Warrants — Exercise Price Adjustments” and “Description of Securities We Are Offering — Series B Warrants — Exercise Price Adjustments”). As such, the number of ADSs issuable upon the exercise of the Warrants will increase as the price of our ADSs falls further below the initial exercise price of the Warrants. Additionally, if the Series B Warrants are exercised by way of a “zero exercise price” option, such exercising holder will be issued three times the number of ADSs for each ADS they would have been issued in a cash exercise for each Series B Warrant they exercise, without any cash payment to us (save for the Mandatory Nominal Exercise Price). If any of the above provisions in the Warrants are utilized, our shareholders may suffer substantial dilution.

If the holders of the Series B Warrants elect to exercise such Series B Warrants using the “zero exercise price” option, our shareholders will suffer substantial dilution.

The Series B Warrants contain a “zero exercise price” provision which provides the holders the right, at their option at any time after the Series B Liquidity Date, to receive a number of ADSs, subject to the Mandatory Nominal Exercise Price, equal to the product of (a) the aggregate number of ADSs that would be issuable upon exercise of the Series B Warrant in accordance with the terms of such warrant if such exercise were by means of a cash exercise rather than a cashless exercise multiplied by (b) 3.0. As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Series B Warrants in these circumstances because it is highly unlikely that a Series B Warrant holder will elect to pay an exercise price in cash to receive one ADS at a time when they could elect the “zero exercise price” option to receive more ADSs than they would receive if they did pay an exercise price. An exercising holder of a Series B Warrant using the “zero exercise price” option will be issued three times the number of ADSs for each ADS issuable upon exercise of a Series B Warrant for cash. If holders elect the “zero exercise price option”, on this basis, such exercise will result in substantial dilution to our shareholders. As an example, given the provisions of the Warrants, holders of the Warrants will be issued a maximum of 203,362,219 ADSs upon the exercise of all of the Series A Warrants and Series B Warrants. However, if the holders of the Series B Warrants elect the “zero exercise price” option, the number of ADSs issuable upon exercise of the Series B Warrants would increase by a factor of three, resulting in a maximum of 474,511,844 ADSs upon the exercise of each of the Series A Warrants and Series B Warrants.

This offering may result in an immediate trading halt or delisting of our ADSs from The Nasdaq Capital Market due to public interest concerns.

Under Nasdaq Listing Rule 5101, The Nasdaq Stock Market has broad discretionary authority to terminate the listing of securities, subject to a timely-requested hearing, if it determines that continued listing is not in the public interest, even if the issuer is in compliance with The Nasdaq Stock Market’s enumerated listing criteria. The Series A Warrants and Series B Warrants contain exercise price reset and share combination event provisions that may result in a downward adjustment to the exercise price, subject to a floor price, and a corresponding increase in the number of ADSs issuable upon exercise therefor, such that the aggregate exercise price would remain unchanged. As a result of such features, the number of ADSs issuable upon exercise of the Series A Warrants and Series B warrants may increase significantly. For example, if the exercise price of the Series A Warrants is adjusted to the floor price, holders will be issued a maximum of 67,787,406 ADSs upon exercise. If the exercise price of the Series B Warrants is adjusted to the floor price, holders will be issued a maximum of 135,574,813 ADSs upon exercise. Further, if the holders of the Series B Warrants elect the “zero exercise price” option, the maximum number of ADSs issuable upon exercise of the Series B Warrants will equal 135,574,813 multiplied by 3.0, resulting in a maximum of 406,724,438 ADSs issuable upon the exercise (assuming the exercise price is reduced to the floor price). If The Nasdaq Stock Market determines the terms of this offering raise public interest concerns due to the dilutive nature of the transaction, or any other reason, The Nasdaq Stock Market may issue a determination letter to delist our ADSs pursuant to its discretionary authority under Listing Rule 5101. In that event, even if we were to timely request a hearing with respect to The Nasdaq Stock Market’s determination to delist our ADSs, The Nasdaq Stock Market may still impose an immediate halt on the trading of our ADSs pursuant to Nasdaq Listing Rule 4120(a)(5) pending the outcome of such hearing. If trading in our ADSs were to be halted or if The Nasdaq Stock Market were to determine to delist our ADSs, investors could lose all or part of their investment and our ability to raise additional capital through the public or private sale of equity securities would be adversely affected.

This offering may cause the price of our ADSs to decline and fall below the minimum bid price requirement required by the Nasdaq Listing Rules, which could result in our ADSs being delisted from The Nasdaq Capital Market. A delisting of our ADSs from The Nasdaq Capital Market could adversely affect our ability to raise additional capital through the public or private sale of equity securities, the ability of investors to dispose of ADSs or obtain accurate quotations as to the market value of our ADSs and the price and value of our ADSs.

Our ADSs are currently listed on The Nasdaq Capital Market. Continued listing of a security on The Nasdaq Capital Market is conditioned upon compliance with various continued listing standards. In particular, the requirements for The Nasdaq Capital Market impose a minimum $1.00 per share bid price requirement. To comply with this requirement, the closing price for our ADSs must not fall below $1.00 for a 30 consecutive trading day period. If we are unable to maintain a minimum closing price of $1.00 per ADS for the preceding 30 consecutive trading days, we will receive a deficiency letter from the staff of The Nasdaq Stock Market, or the Staff. The Staff may provide us with a 180-calendar day grace period to regain compliance with the bid price requirement. If we are unable to regain compliance with the bid price requirement within the 180-calendar day grace period or if no grace period is made available to us, we may be delisted from The Nasdaq Capital Market unless we change the ratio of our ADSs to ordinary shares; however, there can be no assurance that we will be able to change the ratio of our ADSs to ordinary shares or that, if we are able to change the ratio, changing the ratio of our ADSs to ordinary shares will allow us to regain compliance with the bid price requirement. We currently do not have plans to change the ratio of our ADSs to ordinary shares or to implement a reverse stock split with respect to our ordinary shares.

Additionally, in the event of a delisting notice, we would typically have an opportunity to appeal such decision to the Nasdaq Hearing Panel or take other measures to preserve the listing of our ADSs on The Nasdaq Capital Market, but these measures and any appeal may not be successful. If our ADSs are delisted by The Nasdaq Stock Market, our ADSs may be eligible to trade on an over-the-counter quotation system, where an investor may find it more difficult to sell our ADSs or obtain accurate quotations as to the market value of our ADSs. We cannot ensure that our ADSs, if delisted from The Nasdaq Capital Market, will be listed on any national securities exchange or quoted on an over-the counter quotation system.

In the event we are delisted from The Nasdaq Capital Market, the only established trading market for our ADSs would be eliminated, and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our ADSs. Delisting would likely also reduce the visibility, liquidity, and value of our ADSs, reduce institutional investor interest in our company, and may increase the volatility of our ADSs. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects.

Unless our ADSs are listed on a national securities exchange, such as The Nasdaq Stock Market, our ADSs will also likely be subject to the regulations and restrictions regarding trading in “penny stocks,” which are those securities trading for less than $5.00 per share, and that are not otherwise exempted from the definition of a penny stock under other exemptions provided for in the applicable regulations. These penny stock requirements and regulations could severely limit the liquidity of our ADSs in the secondary market because fewer brokers or dealers would be likely to be willing to undertake related compliance activities to trade in our ADSs. If our ADSs are not listed on a national securities exchange, the rules and restrictions regarding penny stock transactions may limit an investor’s ability to sell to a third-party and our trading activity in the secondary market may be reduced. Delisting from The Nasdaq Capital Market would also likely limit the range and attractiveness of strategic alternatives that we are able to consider, adversely affect our ability to raise additional capital through the public or private sale of equity securities, significantly affect the ability of investors to trade our securities, and/or negatively affect the value and liquidity of our ADSs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain estimates and forward-looking statements that involve substantial risks and uncertainties. Some of the matters discussed concerning our operations and financial performance include forward-looking statements and estimates within the meaning of the Private Securities Litigation Reform Act, the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify forward-looking statements and estimates. Forward-looking statements include, but are not limited to, statements about:

•	the development of NUC-7738 and NUC-3373, as well as Acelarin, including statements regarding the expected initiation, timing, progress and availability of data from our clinical trials;

•	the potential attributes and benefit of our ProTides and their competitive positions;

•	our ability to successfully commercialize our ProTides, if approved;

•	our estimates regarding expenses, capital requirements and our need for additional financing;

•	our ability to acquire or in-license new product candidates;

•	potential collaborations;

•	the duration and strength of our patent portfolio;

•	our financial performance;

•	our use of proceeds from any offering made pursuant to this prospectus;

•	the length of time over which we expect our cash and cash equivalents to be sufficient;

•	our ability to complete the best efforts offering;

•	our ability to maintain the listing of our ADSs on The Nasdaq Capital Market; and

•	statements of belief and any statement of assumptions underlying any of the foregoing.

These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. Factors that could cause actual results, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results to differ materially include, but are not limited to, those discussed under “Risk Factors” in this prospectus and the documents incorporated by reference herein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus and the documents incorporated by reference herein not to occur. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we expect to operate in the future.

Forward-looking statements and estimates speak only at the date they were made, and we undertake no obligation to update or to review any forward-looking statement or estimate because of new information, future events or other factors. Forward-looking statements and estimates involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these forward-looking statements and estimates.

In light of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus and the documents incorporated by reference herein might not occur, and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, inclusive of, but not limited to, the factors mentioned above. Because of these uncertainties, you should not make any investment decision based on these estimates and forward-looking statements.

Website Disclosure

We maintain a public website at https://www.nucana.com and use our website as a routine channel of distribution of company information, including press releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Our website includes an Investors section through which we make available, free of charge, our Annual Reports on Form 20-F, Reports on Form 6-K, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Accordingly, investors should monitor our website in addition to following press releases, filings with the SEC, and public conference calls and webcasts.

None of the information provided on our website, in our press releases or public conference calls and webcasts or through social media is incorporated into, or deemed to be a part of, this prospectus or in any other report or document we file with the SEC, and any references to such website is intended to be inactive textual references only.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of our securities in this offering will be approximately $5.5 million, after deducting Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of the Warrants or Pre-Funded Warrants.

However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the Placement Agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell any or all of the securities we are offering. As a result, we may receive significantly less in net proceeds.

We intend to use the net proceeds of this offering, together with our existing cash and cash equivalents, to fund activities relating to the advancement of our drug discovery and development programs, and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations.

This expected use of the net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development and commercialization efforts, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. Moreover, our estimates of the costs to fund our trials are based on the current designs of the trials. If we were to modify the design of any of these trials, for instance, to increase the number of patients in the trials, our costs to fund the trials could increase. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Based on our planned use of the net proceeds of this offering and our current cash and cash equivalents, we estimate that such funds will be sufficient to enable us to fund our operating expenses and capital expenditure requirements at least through 2026. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

Pending specific utilization of the net proceeds as described above, we intend to invest the net proceeds from this offering in short- and intermediate-term interest-bearing obligations and certificates of deposit.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

DIVIDENDS AND DIVIDEND POLICY

We have never declared or paid a dividend, and we do not anticipate declaring or paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

Under English law, among other things, we may only pay dividends if we have sufficient distributable reserves (on a non-consolidated basis), which are our accumulated realized profits that have not been previously distributed or capitalized less our accumulated realized losses, so far as such losses have not been previously written off in a reduction or reorganization of capital.

CAPITALIZATION

The following table presents our total capitalization and cash and cash equivalents as of December 31, 2024 on:

•	an actual basis;

•

a pro forma basis to give effect to the sale and issuance, subsequent to December 31, 2024 through the date of this prospectus, of 394,303 ADSs, representing 9,857,575 ordinary shares, pursuant to an “at-the-market”, or ATM, sales agreement with Jefferies LLC, resulting in net proceeds, after deducting sales commissions and other related expenses, of £0.5 million; and

•

a pro forma as adjusted basis to give further effect to the sale by us of 2,452,935 ADSs and accompanying Warrants and Pre-Funded Warrants to purchase up to 8,393,050 ADSs and accompanying Warrants in this offering at a combined public offering price of $0.6454 per ADS and accompanying Warrants and $0.6321 per Pre-Funded Warrant and accompanying Warrants after deducting Placement Agent fees and estimated offering expenses payable by us assuming the exercise for cash of all Pre-Funded Warrants issued and no exercise of the Warrants.

You should read this table in conjunction with our audited consolidated financial statements and related notes and “Use of Proceeds” appearing elsewhere in this prospectus and incorporated by reference in this prospectus.

	As of December 31, 2024
	Actual	Pro Forma	Pro Forma as Adjusted
	(audited)
	(in thousands)
Cash and cash equivalents	£6,749	7,210	11,585

Total equity attributable to equity holders of the Company:
Share capital and share premium	151,827	152,288	156,663
Other reserves	78,421	78,421	78,421
Accumulated deficit	(224,294)	(224,294)	(224,294)

Total equity attributable to equity holders of the Company	5,954	6,415	10,790

Total capitalization	£5,954	6,415	10,790

The number of our ordinary shares to be outstanding immediately after this offering is based on 142,037,199 of our ordinary shares outstanding as of December 31, 2024, and excludes:

•

17,175,304 ordinary shares issuable upon exercise of outstanding options under our equity compensation plans as of December 31, 2024 at a weighted average exercise price of £2.11 per ordinary share; and

•	29,123 ordinary shares issued upon exercise of options under our equity incentive plans subsequent to December 31, 2024 at an exercise price of £0.04 per ordinary share.

DILUTION

If you invest in the ADSs, your interest will be diluted to the extent of the difference between the public offering price per ADS (assuming the exercise for cash of all Pre-Funded Warrants) and our as adjusted net tangible book value per ADS immediately after this offering (assuming the exercise for cash of all Pre-Funded Warrants issued in this offering).

Our net tangible book value as of December 31, 2024 was $4.7 million, or $0.03 per ordinary share and $0.83 per ADS, based on 142,037,199 ordinary shares outstanding at December 31, 2024. Net tangible book value represents the amount of total assets minus intangible assets and total liabilities. Net tangible book value per share represents net tangible book value divided by the total number of ordinary shares outstanding. US Dollar amounts are unaudited and have been calculated based on a closing exchange rate of $1.2524 per £1.00, as at December 31, 2024.

After giving effect to the sale and issuance, subsequent to December 31, 2024 through the date of this prospectus, of 394,303 ADSs, representing 9,857,575 ordinary shares, pursuant to an “at-the-market” (ATM) sales agreement with Jefferies LLC, resulting in net proceeds, after deducting sales commissions and other related expenses, of £0.5 million, our proforma net tangible book value as of December 31, 2024 would have been $5.3 million, or $0.03 per ordinary share and $0.87 per ADS.

After giving effect to the sale of 2,452,935 ADSs and Pre-Funded Warrants to purchase up to 8,393,050 ADSs in lieu of ADSs (and the full exercise of those Pre-Funded Warrants), and accompanying Series A Warrants and Series B Warrants in this offering at a combined public offering price of $0.6454 per ADS and accompanying Series A Warrant and Series B Warrant and after deducting the Placement Agent fees and estimated offering expenses payable by us, excluding the proceeds, if any, from the cash exercise of the Series A Warrants and Series B Warrants issued in this offering, our as adjusted net tangible book value at December 31, 2024 would have been $10.8 million, or $0.03 per ordinary share and $0.64 per ADS. This represents an immediate decrease in as adjusted net tangible book value of $0.01 per ordinary share and $0.23 per ADS to existing ADS holders and immediate decrease of $0.00 per ordinary share and $0.01 per ADS to new investors purchasing securities in this offering.

The following table presents this dilution on a per ADS basis:

Combined public offering price per ADS and accompanying Series A Warrant and Series B Warrant		$0.6454
Net tangible book value per ADS as of December 31, 2024	$0.83
Increase per ADS attributable to pro forma adjustment above	0.04

Pro forma net tangible book value per ADS as of December 31, 2024	0.87
Decrease in net tangible book value per ADS attributable to this offering	(0.23)

As adjusted net tangible book value per ADS after this offering		0.64

Decrease per ADS to new investors in this offering		$0.01

The share information above excludes:

•

17,175,304 ordinary shares issuable upon exercise of outstanding options under our equity compensation plans as of December 31, 2024 at a weighted average exercise price of £2.11 per ordinary share; and

•	29,123 ordinary shares issued upon exercise of options under our equity incentive plans subsequent to December 31, 2024 at an exercise price of £0.04 per ordinary share.

To the extent these outstanding options or any newly issued options are exercised, or we issue additional securities in the future, there will be further dilution to the new investors participating in this offering.

In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders and ADS holders.

DESCRIPTION OF SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in the United Kingdom and the United States. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our articles of association, which is included as an exhibit to the registration statement of which this prospectus is part.

General

We were incorporated in England and Wales with the Registrar of Companies of England and Wales, United Kingdom on January 28, 1997 under the name Biomed (UK) Limited as a private company limited by shares with company number 03308778.

On April 28, 2008, our name was changed to NuCana BioMed Limited. On August 29, 2017, we re-registered as a public limited company and changed our name to NuCana plc. Such re-registration required the passing of special resolutions by our shareholders to approve the re-registration as a public limited company, the name change to NuCana plc and to effect certain amendments to our articles of association.

Our registered office is located at 77/78 Cannon Street, London, EC4N 6AF, United Kingdom. The principal legislation under which we operate and our shares are issued is the Companies Act 2006.

Issued Share Capital

Our issued share capital as of December 31, 2024 is £5,681,488 divided into 142,037,199 ordinary shares of £0.04 each. A summary of increases in, and changes to, our issued share capital since our incorporation is set out below.

We issued one quarter of one ordinary share of £4.00 each to each of London Law Services Limited and London Law Secretarial Limited, respectively, upon incorporation.

On March 20, 2008, we subdivided the outstanding issued fractions of ordinary shares of £4.00 each into 50 ordinary shares of £0.04 each and we subdivided the remaining authorized yet unissued fractions of the ordinary shares of £4.00 each into 2,450 ordinary shares of £0.04 each. Further, our authorized share capital was increased from £100 to £500,000 by the creation of 12,497,500 new ordinary shares of £0.04 each. On March 20, 2008, we issued 4,499,950 ordinary shares of £0.04 each.

On July 27, 2008, we issued a further 200,000 ordinary shares of £0.04 each.

On August 20, 2009, we issued 350,000 ordinary shares of £0.04 each.

On December 18, 2009, we issued 1,816,976 ordinary shares of £0.04 each (500,000 of which were available for such issue, having previously been issued to, but subsequently surrendered by, a shareholder).

On December 14, 2010, we issued 1,566,359 ordinary shares of £0.04 each.

On November 24, 2011, we issued 7,483,334 series A convertible participating shares of £0.04 each.

On March 28, 2012, we issued 222,222 ordinary shares of £0.04 each.

On March 31, 2014, we issued 8,462,500 series B convertible participating shares of £0.004 each.

On November 30, 2016, we issued 37,500 ordinary shares of £0.04 each, pursuant to the exercise of share options granted under the 2012 Share Option Scheme.

On December 31, 2016, we issued 45,750 ordinary shares of £0.04 each, pursuant to the exercise of share options granted under the 2016 Share Option Scheme.

On August 17, 2017, we issued 30,000 ordinary shares of £0.04 each, pursuant to the exercise of share options granted under the 2016 Share Option Scheme.

On September 14, 2017, we completed a one-for-four reverse share split and an associated, prior, bonus allotment of three ordinary shares and five series A convertible participating shares to eliminate fractional entitlements. References to the one-for-four reverse share split in this prospectus and the documents incorporated by reference herein include the associated bonus allotment. The share numbers and nominal values set out above have, for presentational purposes, been adjusted to reflect the aforementioned reverse share split (which has necessitated reference to notional fractions of shares and resulted in certain numbers of shares having been rounded up). These share numbers and nominal values are therefore not representative of, for example, the entries made at the relevant time in our statutory registers nor filings we have made at the U.K. Registrar of Companies.

On October 2, 2017, immediately prior to closing our initial public offering, we converted all issued series A convertible participating shares, series B convertible participating shares, founder ordinary 1 shares and founder ordinary 2 shares into ordinary shares, on a one-for-one basis. For the purpose of facilitating the conversion of each series B convertible participating share (nominal value £0.004 per share), into an ordinary share (nominal value £0.04 per share), immediately prior to this conversion, on October 2, 2017, we allotted to holders of series B convertible participating shares an additional nine series B convertible participating shares for each series B convertible participating share held.

On October 2, 2017, we issued 7,596,505 ordinary shares pursuant to our initial public offering.

During 2018 we issued 415,312 ordinary shares pursuant to the exercise of share options.

During 2019 we issued 252,187 ordinary shares pursuant to the exercise of share options.

On September 21, 2020, we issued 17,888,889 ordinary shares pursuant to our follow-on public offering.

During 2020 we issued 774,511 ordinary shares pursuant to our “at-the-market” (ATM) sales agreement.

During 2020 we issued 32,500 ordinary shares pursuant to the exercise of share options.

During 2021 we issued 1,005,434 ordinary shares pursuant to the exercise of share options.

During 2022 we issued 192,908 ordinary shares pursuant to the exercise of share options.

During 2023 we issued 408,015 ordinary shares pursuant to our ATM sales agreement, and 79,433 ordinary shares pursuant to the exercise of share options.

During 2024, we issued 89,027,545 ordinary shares pursuant to our ATM sales agreement, and 149,319 ordinary shares pursuant to the exercise of share options.

Subsequent to December 31, 2024, we issued 9,857,575 ordinary shares pursuant to our ATM sales agreement, and 29,123 ordinary shares pursuant to the exercise of share options.

On April 23, 2025, we subdivided and redesignated the issued share capital of the 151,923,897 ordinary shares of £0.04 each into 151,923,897 ordinary shares and 15,040,465,803 deferred shares, in each case, of £0.0004 each.

Ordinary Shares

As of December 31, 2024, we had issued and outstanding 142,037,199 ordinary shares of £0.04 each. Each issued ordinary share is fully paid.

Holders of ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have cumulative voting rights.

Any distribution made as a result of winding-up, dissolution or liquidation of our company and any dividend declared will be distributed in proportion to the number of fully paid ordinary shares held.

Deferred Shares

The deferred shares of £0.0004 each have no dividend or voting rights and, upon a return of capital, the right only to receive the amount paid up thereon after the holders of the ordinary shares have received the amounts entitled to be paid to holders of ordinary shares in our share capital and the further payment of £10,000,000 in respect of each ordinary share. No share certificates will be issued in respect of the deferred shares and the CREST accounts of holders of ordinary shares will not be credited with any deferred shares.

The rights of the deferred shares are set out in new article 4.8 in the articles of association adopted on April 23, 2025 and listed as Exhibit 3.1 hereto.

Deferred shares are commonly used by U.K. public companies to restructure the nominal value of their ordinary share capital. Once created for this reason, it is not uncommon for deferred shares to be cancelled using one of the procedures available to a company under U.K. company law.

Articles of Association

The following is a summary of certain provisions of our articles of association. Please note that this is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our articles of association, which is included as an exhibit to this prospectus.

Shares and Rights Attaching to Them

General. All ordinary shares have the same rights and rank pari passu in all respects. Subject to the provisions of the Companies Act 2006 and any other relevant legislation, our board of directors may, from time to time, allot and issue shares following an ordinary resolution of the shareholders granting authority to the directors to allot shares (and if applicable, and not already disapplied, a special resolution to disapply pre-emption rights).

Our shares may be issued with or have attached to them any preferred, deferred, qualified or other special rights or restrictions, whether in relation to dividends, returns of capital, voting or otherwise, as set out in our articles of association or as the shareholders may determine by ordinary resolution (or, if the shareholders have not so determined, as our board of directors may determine).

Voting rights. Subject to any other provisions of our articles of association and without prejudice to any special rights, privileges or restrictions as to voting attached to any shares forming part of our share capital, the voting rights of shareholders are as follows. Unless a poll vote is demanded, shareholders shall vote on all resolutions on a show of hands. Our articles of association provide that a poll vote may be demanded before, or on the declaration of, the result of a vote on a show of hands: (a) by the chairman of a general meeting, (b) by at least five shareholders present at a meeting and entitled to vote, or (c) by any shareholder or shareholders present representing not less than 10% of the total voting rights or more than 10% of the total sum paid up on all voting shares. For these purposes, a shareholder will be present at a meeting if attending in person, by proxy, or, in the case of a shareholder that is a corporation (as broadly defined under the Companies Act 2006), by duly authorized representatives.

On a show of hands, each shareholder present in person, and each duly authorized representative present in person of a shareholder that is a corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote, but a proxy has one vote for and one vote against a resolution if the proxy is instructed to vote on a resolution by more than one shareholder and is instructed to vote in different ways on such resolution.

On a poll, each shareholder present in person or by proxy or, with respect to a corporation, by a duly authorized representative has one vote for each share held by the shareholder. We are prohibited from exercising any rights to attend or vote at meetings in respect of any shares held by us as treasury shares.

Restrictions on voting where sums overdue on shares. None of our shareholders are entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him or her unless all calls or other sums payable by him or her in respect of that share have been paid.

Calls on shares. The directors may from time to time make calls on shareholders in respect of any amounts unpaid on their shares, whether in respect of nominal value of the shares or by way of premium. Shareholders are required to pay the called amount on shares subject to receiving at least 14 clear days’ notice specifying the time and place for payment. Under our articles of association, a period of “clear days” excludes the day on which a notice is given or deemed to have been given and the day for which it is given or on which it is to take effect. If a shareholder fails to pay any part of a call, the board of directors may serve further notice naming another day not being less than 14 clear days from the date of the further notice requiring payment and stating that in the event of non-payment the shares in respect of which the call was made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the board of directors.

Dividends. Subject to the Companies Act 2006 and the provisions of all other relevant legislation, we may by ordinary resolution declare dividends out of profits available for distribution in accordance with the respective rights of shareholders, but no such dividend shall exceed the amount recommended by the board of directors. If, in the opinion of the board of directors, our profits available for distribution justify such payments, the board of directors may pay fixed dividends payable on any of our shares with preferential rights, half-yearly or otherwise, on fixed dates and from time to time pay interim dividends to the holders of any class of shares. Subject to any special rights attaching to, or terms of issue of, any shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. No dividend shall be payable to us in respect of any shares held by us as treasury shares.

We may, upon the recommendation of the board of directors, by ordinary resolution, direct payment of a dividend wholly or partly by the distribution of specific assets.

All dividends unclaimed for one year after having been declared may be invested or otherwise used at the directors’ discretion for our benefit until claimed (subject as provided in the articles of association), and all dividends unclaimed after a period of 12 years from the date when such dividend became due for payment shall be forfeited and shall revert to us.

The board of directors may, if so authorized by ordinary resolution passed at any general meeting, offer any holders of the ordinary shares the right to elect to receive in lieu of that dividend an allotment of ordinary shares credited as fully paid.

We may cease to send any check or warrant by mail or may stop the transfer of any sum by any bank or other funds transfer system for any dividend payable on any of our shares, which is normally paid in that manner on those shares if in respect of at least two consecutive dividends the check or warrants have been returned undelivered or remain uncashed or the transfer has failed, or in respect of one dividend the check or warrant has been returned undelivered or remains uncashed or the transfer has failed and reasonable inquiries made by us have failed to establish any new address of the holder.

We or the directors may specify a “record date” on which persons registered as the holders of shares shall be entitled to receipt of any dividend.

Distribution of assets on winding-up. Subject to any special rights attaching to, or the terms of issue of any shares, on any winding-up of the company our surplus assets remaining after satisfaction of our liabilities will be distributed among our shareholders in proportion to their respective holdings of shares and the amounts paid up on those shares.

On any winding-up of the company (whether the liquidation is voluntary, under supervision or by the Court), the liquidator may with the authority of a special resolution of the company and any other sanction required by any relevant legislation, divide among our shareholders (excluding the company itself to the extent that it is a shareholder by virtue of its holding any shares or treasury shares) in specie or in kind the whole or any part of our assets (subject to any special rights attached to any shares issued by us in the future) and may for that purpose set such value as he deems fair upon any one or more class or classes of property and may determine how that division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with that sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as he with the relevant authority determines, and the liquidation of the company may be closed and the company dissolved, but so that no shareholders shall be compelled to accept any shares or other property in respect of which there is a liability.

Variation of rights. The rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class or as otherwise provided by our articles of association) be varied or abrogated with the consent in writing of the holders of three-fourths in requisite nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the approval of a special resolution passed at a separate general meeting of the shareholders of that class, but not otherwise.

Transfer of shares. All of our shares are in registered form and may be transferred by a transfer in any usual or common form or any form acceptable to the board of directors and permitted by the Companies Act 2006 and any other relevant legislation, except that the deferred shares may only be transferred with the prior written consent of the directors.

The board of directors may decline to register a transfer of a share that is:

•	not fully paid or on which we have a lien;

•

(except where uncertificated shares are transferred without a written instrument) not lodged duly stamped (if it is required to be stamped) at our registered office or at such other place as the board of directors may appoint;

•

(except where a certificate has not been issued) not accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer;

•	in respect of more than one class of share; or

•	in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

Capital variations. We may, by ordinary resolution, consolidate and divide all or any of our share capital into shares of a larger nominal amount than our existing shares or sub-divide our shares, or any of them, into shares of a smaller nominal amount than our existing shares. Subject to the provisions of the Companies Act 2006 and any other applicable legislation, we may by special resolution reduce our share capital, any capital redemption reserve fund or any share premium account and may redeem or purchase any of our own shares.

Pre-emption rights. There are no rights of pre-emption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory pre-emption rights under the Companies Act 2006 in respect of the allotment of new shares in the company. These statutory pre-emption rights, when applicable, would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons. In such circumstances, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders. These statutory pre-emption rights may be disapplied by a special resolution passed by shareholders in a general meeting in accordance with the provisions of the Companies Act 2006.

Directors

Number. Unless and until we in a general meeting of our shareholders otherwise determine, the number of directors comprising our board of directors shall not be subject to any maximum but shall not be less than two.

Classified board of directors. Our board of directors is divided into three classes, “Class I,” whose initial term expires at the annual general meeting of the shareholders to be held in 2026, “Class II,” whose initial term expires at the annual general meeting of the shareholders to be held in 2025, and “Class III”, whose term expires at the annual general meeting of the shareholders to be held in 2027, with the classes as nearly equal in number as possible. The Class I directors are Hugh Griffith, Andrew Kay and Bali Muralidhar, the Class II directors are Elliott Levy and Cyrille Leperlier, and the Class III director is Martin Mellish.

Borrowing powers. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge all or any part or parts of its undertaking, property and uncalled capital, and issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the company or of any third party.

Directors’ interests and restrictions

(a) The board of directors may, in accordance with our articles of association and the requirements of the Companies Act 2006, authorize a matter proposed to us which would, if not authorized, involve a breach by a director of his or her duty under section 175 of the Companies Act 2006 to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director is not required, by reason of being a director, to account to the company for any remuneration or other benefit that he or she derives from a relationship involving a conflict of interest or possible conflict of interest that has been authorized by the board of directors.

(b) Subject to the provisions of any relevant legislation and provided that he or she has disclosed to the directors the nature and extent of any material interest of his or hers, a director may be a party to, or otherwise interested in, any transaction, contract or arrangement and that director shall not, by reason of his or her office, be accountable to the company for any benefit that he or she derives from any such transaction or arrangement; and no such transaction or arrangement shall be liable to be voided on the ground of any such interest or benefit.

(c) Except as provided in our articles of association, a director shall not vote at a meeting of the directors in respect of any transaction or arrangement or any other proposal whatsoever in which he or she has an interest that is to his or her knowledge material (together with any person connected with him or her within the meaning of section 252 of the Companies Act 2006), other than (i) an interest in shares or debentures or other securities of the company, (ii) where permitted by the terms of any authorization of a conflict of interest, or (iii) in the circumstances set out in paragraph (d) below, and shall not be counted in the quorum at a meeting in relation to any resolution on which he or she is not entitled to vote.

(d) A director shall (in the absence of some material interest other than those indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

(i) the giving of any guarantee, security or indemnity to him or her in respect of money lent to or an obligation incurred by him or her at the request of or for the benefit of us or any of our subsidiaries;

(ii) the giving to a third party of any guarantee, security or indemnity in respect of a debt or obligation of ours or any of our subsidiaries for which he himself or she herself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii) any proposal or contract concerning an offer of shares or debentures or other securities of or by the company or any of its subsidiaries, if he or she takes part because he or she is or may be entitled to participate as a holder of shares, debentures or other securities, or if he or she takes part in the underwriting, sub-underwriting or guarantee of the offer;

(iv) any proposal concerning any other company in which he or she is interested, directly or indirectly and whether as an officer or shareholder or otherwise, provided that he or she (together with persons connected with him or her) does not to his or her knowledge hold an interest in shares representing one percent or more of the issued shares of any class of such company or of the voting rights available to shareholders of the relevant company;

(v) any proposal concerning arrangements pursuant to which benefits are made available to our employees and which does not award him or her any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

(vi) any proposal under which he or she may benefit concerning the giving of indemnities to our directors or other officers that the directors are empowered to give under our articles of association;

(vii) any proposal under which he or she may benefit concerning the purchase or maintenance of insurance for any of our directors or other officers; and

(viii) any proposal under which he or she may benefit concerning the provision to directors of funds to meet expenditures in defending proceedings.

(e) Where proposals are under consideration to appoint two or more directors to offices or employments with us or with any company in which we are interested or to fix or vary the terms of such appointments, such proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not debarred from voting under paragraph (d) (iv) above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution, except that concerning his or her own appointment.

(f) If any question shall arise at any meeting as to the materiality of a director’s interest or as to the entitlement of any director to vote and such question is not resolved by his or her agreeing voluntarily to abstain from voting, such question shall be referred to the chairman of the meeting (or where the interest concerns the chairman himself to the deputy chairman of the meeting) and his or her ruling in relation to any director shall be final and conclusive, except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed.

Remuneration

(a) Each of the directors (other than alternate directors) may (in addition to any amounts payable under paragraph (b) and (c) below or under any other provision of our articles of association) be paid out of the funds of the company such sum by way of directors’ fees as the board of directors may from time to time determine.

(b) Any director who is appointed to hold any employment or executive office with us or who, by our request, goes or resides abroad for any purposes of the company or who otherwise performs services that in the opinion of the board of directors are outside the scope of his or her ordinary duties may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board of directors (or any duly authorized committee of the board of directors) may determine and either in addition to or in lieu of any remuneration provided for by or pursuant to any other article.

(c) Each director may be paid his or her reasonable traveling expenses (including hotel and incidental expenses) of attending and returning from meetings of the directors or committees of the board of directors or general meetings or any separate meeting of the holders of any class of our shares or any other meeting that as a director he or she is entitled to attend and shall be paid all expenses properly and reasonably incurred by him or her in the conduct of the company’s business or in the discharge of his or her duties as a director.

Pensions and other benefits. The board of directors may exercise all the powers of the company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director, or any person who is or was at any time employed by, or held an executive or other office or place of profit in, the company or any corporate body that is or has been a subsidiary of the company or a predecessor of the business of the company or of any such subsidiary and for the families and persons who are or was a dependent of any such persons and for the purpose of providing any such benefits contribute to any scheme trust or fund or pay any premiums.

Appointment and retirement of directors

(a) The board of directors shall have power to appoint any person who is willing to act to be a director, either to fill a casual vacancy or as an additional director but so that the total number of directors shall not exceed the maximum number fixed (if any) by or in accordance with our articles of association. Any director so appointed shall retire from office at our annual general meeting following such appointment, and then shall be eligible for re-election for the remaining portion of the term of office of the Class to which he or she is eligible for election.

(b) Subject as provided in our articles of association, the shareholders may by ordinary resolution elect any person who is willing to act as a director either to fill a casual vacancy or as an addition to the existing directors or to replace a director removed from office under our articles of association but so that the total number of directors shall not at any one time exceed any maximum number fixed by or in accordance with our articles of association.

(c) Subject to paragraph (a) above and the initial terms described in “Description of Issued Share Capital-Articles of Association-Directors-Classified board of directors”, each director within each class shall retire at the third annual general meeting following the annual general meeting at which he or she was elected or last re-elected. Except where there is an increase in the number of directors (in which case the newly created directorships shall be apportioned by our board amongst our existing classes) or in accordance with paragraph (a) above, directors elected or re-elected at an annual general meeting shall be appointed to the class whose term expires at such meeting.

(d) A director retiring at an annual general meeting shall be eligible for re-election. If a retiring director is not re-elected, he or she shall hold office until the meeting elects someone in his or her place or, if it does not do so, until the end of the meeting.

Company name

The board of directors may resolve to change our company name.

Indemnity of officers

Subject to the provisions of any relevant legislation, each of our directors and other officers may be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director as described in “—Differences in Corporate Law-Liability of Directors and Officers.”

Shareholders’ Meetings

Annual general meetings. We shall in each year hold an annual general meeting of our shareholders in addition to any other meetings in that year, and shall specify the meeting as such in the notice convening it. The annual general meeting shall be held at such time and place as the board of directors may appoint.

Calling of general meetings. The board of directors may call a general meeting of shareholders. The board of directors must call a general meeting if the shareholders and the Companies Act 2006 require them to do so. The arrangements for the calling of general meetings are described in “-Differences in Corporate Law-Notice of General Meetings” below.

Quorum of meetings. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business but the absence of a quorum shall not preclude the appointment of a chairman, which shall not be treated as part of the business of a meeting. One or more qualifying persons present at a meeting and between them holding (or being the proxy or corporate representative of the holders of) at least one-third in number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted are a quorum. A qualifying person for these purposes is an individual who is a shareholder, a person authorized to act as the representative of a shareholder (being a corporation) in relation to the meeting or a person appointed as proxy of a shareholder in relation to the meeting.

Other United Kingdom law considerations

Mandatory purchases and acquisitions. Pursuant to Sections 979 to 991 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The “squeeze-out” of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze-out any time prior to the end of those six weeks, following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, to be held on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act 2006 must, in general, be the same as the consideration that was available under the takeover offer.

Sell-out. The Companies Act 2006 also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or agreed to acquire not less than 90% in value of our voting shares, and (ii) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of the takeover offer or on such other terms as may be agreed.

Disclosure of interest in shares. Pursuant to Part 22 of the Companies Act 2006 and our articles of association, we are empowered to require, by notice in writing, any person whom we know to be, or have reasonable cause to believe to be, is interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us particulars of that person’s own interest and (so far as is within that person’s knowledge) particulars of any other interest, agreement or arrangement relating to the exercise of any rights conferred by the holding of the shares that subsists or subsisted in those shares.

Under our articles of association, if a person defaults in supplying us with the required particulars in relation to the shares in question, or the default shares, the board of directors may by notice direct that:

•	in respect of the default shares, the relevant shareholder shall not be entitled to vote or exercise any other right conferred by his holding shares in relation to general meetings; or

•

where the default shares represent at least 0.25% of their class, (a) any dividend or other money payable in respect of the default shares shall be retained by us without liability to pay interest and, if applicable, any election to receive ordinary shares instead of money in respect of the default shares shall be ineffective; (b) no transfers of shares by the relevant shareholder other than certain approved transfers may be registered (unless the shareholder himself is not in default and the transfer does not relate to default shares) or (c) any shares held by the relevant shareholder in uncertificated form shall be converted into certificated form.

Purchase of own shares. Under English law, a limited company may only purchase its own shares out of its distributable profits or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided it is not restricted from doing so by its articles. A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

We may purchase our own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may, at our option, and subject to the Companies Act 2006, purchase any or all of the deferred shares then in issue for an aggregate consideration of £0.01 payable to one of the holders of deferred shares.

Preemptive Rights. English law generally provides shareholders with preemptive rights when new shares are issued for cash; however, it is possible for a company’s articles of association, or shareholders in general meeting, to exclude preemptive rights. Such an exclusion of preemptive rights may be for a maximum period of up to five years from the date of adoption of the articles of association, if the exclusion is contained in the articles of association, or from the date of the shareholder resolution, if the exclusion is by shareholder resolution. In either case, this exclusion would need to be renewed by our shareholders upon its expiration (i.e., at least every five years). On April 23, 2025, at a General Meeting held by us, our shareholders approved the exclusion of preemptive rights in connection with the allotment of shares or the grant of rights to subscribe for or to convert any security into shares up to an aggregate nominal value of up to £20,000,000, for a period ending on 30 June 2026 or, if earlier, at the conclusion of our annual general meeting to be held in 2026.

City code on takeovers and mergers, or the Takeover Code. As a public company incorporated in England and Wales with its place of central management and control in the United Kingdom, we are currently subject to the United Kingdom City Code on Takeovers and Mergers, or the Takeover Code. However, amendments have been made to the Takeover Code (with effect from February 3, 2025) which mean that, since our securities are not “UK quoted” (i.e., admitted to trading on a UK regulated market or a UK multilateral trading facility or on any stock exchange in the Channel Islands or the Isle of Man), we will cease to be subject to the Takeover Code on February 3, 2027.

The Takeover Code contains rules concerning the conduct of takeover offers for the company. For example, under Rule 9 of the Takeover Code, if a person:

(a) acquires an interest in our shares that, when taken together with shares in which he or persons acting in concert with him are interested, carries 30% or more of the voting rights of our shares; or

(b) who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the company, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months. Some provisions in the Takeover Code might have anti-takeover effects that could discourage an acquisition of us by others even if an acquisition would be beneficial to our shareholders.

Distributions and dividends. Under the Companies Act 2006, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.

It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

(a) if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

(b) if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

Exchange controls. There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash, cash equivalents and short-term deposits for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares or ADSs, other than withholding tax requirements. There is no limitation imposed by English law or in the articles of association on the right of non-residents to hold or vote shares.

Differences in Corporate Law

The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors	Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act 2006 must also be followed such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on the Board of Directors	Under English law, the procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that, as regards public companies, a motion for the appointment of two or more persons as directors by a single resolution must not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period beginning with the day following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting

Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting and, if the directors fail to do so within a prescribed period, may themselves, or any of them representing more than one half of the total voting rights of all of them call a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings	Under the Companies Act 2006, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting of a public limited company which fulfills certain conditions. In addition, certain matters, such as resolutions to remove directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Pre-emptive Rights	Under the Companies Act 2006, “equity securities”, being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless the period during which any such offer may be accepted has expired or the company has received notice of acceptance of refusal, or an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise (in each case in accordance with the provisions of the Companies Act 2006).	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot	Under the Companies Act 2006, the directors of a company must not allot shares or grant rights to subscribe for or to convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise (in each case in accordance with the provisions of the Companies Act 2006).	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers

Under the Companies Act 2006, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against certain liabilities incurred by the director to a person other than the company or an associated company); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•  any transaction from which the director derives an improper personal benefit.

Voting Rights	Under the model articles of public companies, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or by the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.

Shareholder Vote on Certain Transactions

The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors that are used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

•  the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders, or class thereof present and voting, either in person or by proxy; and

•  the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

•  to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its shareholders as a whole, subject in certain specified circumstances to consider or act in the interests of the creditors of the company;

•  to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

•  to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

•  to exercise independent judgement;

•  to exercise reasonable care, skill and diligence;

•  not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

•  a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Shareholder Litigation	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from an act or omission involving a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some or all of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•  state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•  allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•  state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

Citibank has agreed to act as the depositary for the ADSs. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A., London Branch.

We have appointed Citibank as depositary pursuant to a deposit agreement dated October 2, 2017, as amended on April 16, 2024, or the deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of the Post-Effective Amendment No. 1 to the registration statement on Form F-6, as filed with the SEC on March 27, 2024. You may obtain a copy of the deposit agreement from the SEC’s website (www.sec.gov).

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, twenty-five ordinary shares that is on deposit with the depositary or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations. You agree to comply with information requests from us pursuant to applicable laws, stock exchange rules and our articles of association. We may restrict transfers of ADSs and take other actions necessary to comply with any applicable ownership restrictions.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the direct registration system or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC, which nominee will be the only “holder” of such ADSs for purposes of the deposit agreement and any applicable ADR. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Other Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales. The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the

United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

•	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	we fail to deliver satisfactory documents to the depositary; or

•	it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

•	we do not deliver satisfactory documents to the depositary; or

•	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of our company.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable registration statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Any ordinary shares being offered pursuant to this prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs pursuant to our instruction.

The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian and provide such documentation as may be required pursuant to the deposit agreement. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and England and Wales legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	the ordinary shares are duly authorized, validly allotted and issued, fully paid, not subject to any call for the payment of further capital and legally obtained;

•	all preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived, disapplied or exercised;

•	you are duly authorized to deposit the ordinary shares;

•

the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement); and

•	the ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures, and of such other matters contemplated in the deposit agreement, as the depositary deems appropriate;

•	comply with applicable laws and regulations, including regulations imposed by us and the depositary consistent with the deposit agreement, the ADR and applicable law;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and England and Wales considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except as a result of:

•

temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•	obligations to pay fees, taxes and similar charges; or

•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in “Description of Share Capital—Articles of Association” in this prospectus.

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs as follows:

•

In the event of voting by show of hands, the depositary will vote (or cause the custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.

•

In the event of voting by poll, the depositary will vote (or cause the custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs.

The depositary will not join in demanding a vote by poll.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated herein). If voting is by poll and the depositary does not receive timely voting instructions from a holder of ADSs, such holder shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the deposited securities represented by such ADSs in any manner such person wishes, which may not be in your best interests; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (a) we do not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of deposited securities may be adversely affected. Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fee
Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares or upon a change in the ADS(s)-to-ordinary shares ratio), excluding ADS issuances as a result of distributions of ordinary shares	Up to $0.05 per ADS issued

Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property or upon a change in the ADS(s)-to-ordinary shares ratio)	Up to $0.05 per ADS cancelled

Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to $0.05 per ADS held

Distribution of ADSs pursuant to (i) share dividends or other distributions, or (ii) exercise of rights to purchase additional ADSs	Up to $0.05 per ADS held

Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to $0.05 per ADS held

ADS services	Up to $0.05 per ADS held on the applicable record date(s) established by the depositary

As an ADS holder you will also be responsible to pay certain charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;

•	the expenses and charges incurred by the depositary in the conversion of foreign currency;

•	the fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

•	the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person to whom the ADSs are issued (in the case of ADS issuances) and to the person whose ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees or charges, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees and charges from any distribution to be made to the ADS holder.

Certain of the depositary fees and charges may become payable shortly after the closing of this offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give ADS holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

Termination

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to ADS holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with the termination of the deposit agreement, the depositary may, but shall not be obligated to, independently and without the need for any action by us, make available to holders a means to withdraw the ordinary shares and other deposited securities represented by their ADSs and to direct the deposit of such ordinary shares and other deposited securities into an unsponsored American depositary shares program established by the depositary, upon such terms and conditions as the depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the depositary of payment of the applicable fees and charges of, and reimbursement of the applicable expenses incurred by, the depositary.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Transmission of Notices, Reports and Proxy Soliciting Material

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. Subject to the terms of the deposit agreement, the depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•

The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•

The depositary disclaims any liability for any failure to accurately determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs or other deposited property, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice or for any act or omission of or information provided by DTC or any DTC participant.

•	The depositary shall not be liable for acts or omissions of any successor depositary in connection with any matter arising wholly after the resignation or removal of the depositary.

•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•

We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, including regulations of any stock exchange or by reason of present or future provisions of our Articles of Association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our or the depositary’s control.

•

We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Association or in any provisions of or governing the securities on deposit.

•

We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•

We and the depositary also disclaim liability for the inability by any ADS holder or beneficiary owner to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•

We and the depositary disclaim liability arising out of losses, liabilities, taxes, charges or expenses resulting from the manner in which a holder or beneficial owner of ADSs holds ADSs, including resulting from holding ADSs through a brokerage account.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

•	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.

•

Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the ordinary shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by ADS holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by ADS holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable ADS holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take any of the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the ADS holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to ADS holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable ADS holders.

Governing Law/Waiver of Jury Trial

The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of England and Wales.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT AND/OR THE ADRs AGAINST US OR THE DEPOSITARY.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Series A Warrants

The following summary of certain terms and provisions of the Series A Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series A Warrant, the form of which was filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series A Warrant for a complete description of the terms and conditions of the Series A Warrants.

The following is a brief summary of the Series A Warrants and is still subject in all respects to the provisions contained in the form of Series A Warrants.

Duration and Exercise Price

Each Series A Warrant will have an exercise price equal to 125% of the combined public offering price, will become exercisable on the date of issuance and will expire on the fifth anniversary of the date of issuance. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares and the exercise price. The Series A Warrants will be issued separately from the ADSs and may be transferred separately immediately thereafter.

Exercisability

The Series A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). Generally, a holder (together with its affiliates) may not exercise any portion of such holder’s Series A Warrants to the extent that the holder would own more than 4.99% of the outstanding ordinary shares (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding ordinary shares after exercising the holder’s Series A Warrants up to 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants.

Cashless Exercise

If, at the time a holder exercises its Series A Warrants, a registration statement registering the issuance of the ADSs underlying the Series A Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, subject to the Mandatory Nominal Exercise Price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Series A Warrant.

Fundamental Transactions

In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our ordinary shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding ordinary shares, then following such event, the holders of the Series A Warrants will be entitled to receive upon exercise of the Series A Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Series A Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series A Warrants. Additionally, as more fully described in the Series A Warrants, in the event of certain fundamental transactions, the holders of the Series A Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of such Series A Warrants on the date of consummation of such transaction.

Exercise Price Adjustments

If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our ordinary shares and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days commencing on the date of such event is less than the exercise price of the Series A Warrants then in effect, then the exercise price of the Series A Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of ADSs issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged, subject to a floor price of $0.1291, which is twenty percent (20%) of the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d)(1)(A) (i.e., the lower of (i) the closing price (as reflected on Nasdaq.com) of the ADSs immediately preceding the execution of the securities purchase agreement for the Series A Warrants, and (ii) the average closing price of the ADSs (as reflected on Nasdaq.com) for the five trading days immediately preceding the execution of the securities purchase agreement for the Series A Warrants, or each the Series A Floor Price).

On the date on which the aggregate trading volume of the ADSs (which aggregate trading volume shall include pre-market, market and post-market trading volume) as reported by Bloomberg, LP on and subsequent to the date of the securities purchase agreement equals or exceeds 300% of the number of ADSs (including ADSs underlying Pre-Funded Warrants) sold pursuant to the securities purchase agreement on the closing date of this offering (and if such date is not a trading day, the next trading day following such date), or the Series A Liquidity Date, the Series A Warrants’ exercise price will be adjusted to equal the lowest of (i) the exercise price then in effect and (ii) the greater of (a) the lowest daily volume weighted average price of the ADSs during the period commencing on the second trading day after the Series A Liquidity Date and ending following the close of trading on the eighteenth trading day immediately thereafter, and (b) the Series A Floor Price in effect as of the Series A Liquidity Date, and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Series A Warrants on the issuance date for the ADSs underlying the Series A Warrants then outstanding shall remain unchanged.

As such, the number of ADSs issuable upon the exercise of the Series A Warrants will increase as the price of our ADSs falls further below the initial exercise price of the Series A Warrants.

Transferability

Subject to applicable laws, a Series A Warrant may be transferred at the option of the holder upon surrender of the Series A Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional ADSs will be issued upon the exercise of the Series A Warrants. Rather, the number of ADSs to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Series A Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Series A Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series A Warrants will be extremely limited.

Rights as an ADS Holder

Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of a Series A Warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights.

Waivers and Amendments

The Series A Warrants may be modified or amended, or the provisions thereof waived with the written consent of us and the respective holder.

Series B Warrants

The following summary of certain terms and provisions of the Series B Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series B Warrant, the form of which was filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series B Warrant for a complete description of the terms and conditions of the Series B Warrants.

The following is a brief summary of the Series B Warrants and is still subject in all respects to the provisions contained in the form of Series B Warrants.

Duration and Exercise Price

Each Series B Warrant will have an exercise price equal to 250% of the combined public offering price, will become exercisable on the date of issuance and will expire on the two and one-half (2.5)-year anniversary of the date of issuance. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares and the exercise price. The Series B Warrants will be issued separately from the ADSs and may be transferred separately immediately thereafter.

Exercisability

The Series B Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). Generally, a holder (together with its affiliates) may not exercise any portion of such holder’s Series B Warrants to the extent that the holder would own more than 4.99% of the outstanding ordinary shares (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding ordinary shares after exercising the holder’s Series B Warrants up to 9.99% of the number of shares of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Warrants.

Cashless Exercise & a “Zero Exercise Price” Option

If, at the time a holder exercises its Series B Warrants, a registration statement registering the issuance of the ADSs underlying the Series B Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, subject to the Mandatory Nominal Exercise Price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Series B Warrant.

Holders may also effect a “zero exercise price” option at any time while the Series B Warrants are outstanding following the Series B Liquidity Date. Under the “zero exercise price” option, subject to the Mandatory Nominal Exercise Price, the holder of the Series B Warrant, has the right to receive an aggregate number of Warrant Shares equal to the product of (i) the aggregate number of Warrant Shares that would be issuable upon exercise of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise, (ii) multiplied by 3.0. If a Series B Warrant holder elects the “zero exercise price” option, the number of ADSs would increase by three times the number of ADSs a holder would have received had the holder exercised for cash. As such, holders of the Series B Warrants may elect to be issued up to 32,537,955 ADSs upon the exercise of the Series B Warrants at any point prior to the Series B Liquidity Date, however, such number of ADSs may increase substantially after the Series B Liquidity Date as a result of certain price adjustment features discussed below. As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Series B Warrants because it is highly unlikely that a Series B Warrant holder will elect to pay an exercise price in cash to receive one ADS when they could elect the “zero exercise price” option in these circumstances to receive more ADSs than they would receive if they did pay an exercise price.

In addition, at our request, pursuant to a Series B Warrant lock-up agreement, or the Lock-Up Agreement, we have agreed with each Series B Warrant holder that during the period commencing on the Initial Exercise Date of the Series B Warrants until such time as the aggregate trading volume of our ADSs (which aggregate trading volume shall include pre-market, market and post-market trading volume) as reported by Bloomberg, LP equals or exceeds 300% of the number of ADSs (including ADSs underlying Pre-Funded Warrants) sold in this offering, the Series B Warrant holder shall not be permitted to exercise any portion of the Series B Warrants, or the Restricted Period. Upon the expiration of the Restricted Period and through the thirtieth calendar day following such expiration, or the Lock-Up Period, the number of Warrant Shares that may be issued pursuant to the exercise of the Series B Warrants by the Series B Warrant holder on a given day shall be limited to an amount equal to a percentage of the total trading volume of the ADSs (as described in the preceding sentence) on the immediately preceding trading day, or the Daily Limit. The Daily Limit shall be determined as follows:

a.	If the Trading Price (as defined below) is less than the Floor Price (as defined in the Series B Warrants), the Daily Limit shall be twenty-five percent (25%);

b.	If the Trading Price is at least fifty percent (50%) above the Floor Price, the Daily Limit shall be thirty percent (30%);

c.	If the Trading Price is at least one hundred percent (100%) above the Floor Price, the Daily Limit shall be forty percent (40%);

d.	If the Trading Price is at least one hundred fifty percent (150%) above the Floor Price, the Daily Limit shall be fifty percent (50%);

e.	If the Trading Price is at least two hundred percent (200%) above the Floor Price, the Daily Limit shall be sixty percent (60%);

f.	If the Trading Price is at least two hundred fifty percent (250%) above the Floor Price, the Daily Limit shall be seventy percent (70%);

g.	If the Trading Price is at least three hundred percent (300%) above the Floor Price, the Daily Limit shall be eighty percent (80%);

h.	If the Trading Price is at least three hundred fifty percent (350%) above the Floor Price, the Daily Limit shall be ninety percent (90%); and

i.

If the Trading Price is at least four hundred percent (400%) above the Floor Price, there shall be no Daily Limit and all Series B Warrant holders shall be permitted to exercise its Series B Warrants in accordance with the terms thereof.

Notwithstanding the foregoing, on any given day, the aggregate number of Warrant Shares permitted to be issued pursuant to the Daily Limit for such day shall be limited to the Series B Warrant holder’s pro rata portion of the Series B Warrants purchased by the Series B Warrant holder on the closing date of this offering relative to the total number of Series B Warrants sold by us on the closing date of this offering. For purposes of determining the Daily Limit, the “Trading Price” shall mean the VWAP (as defined in the Series B Warrant) of the ADSs over the five consecutive trading days immediately preceding the applicable date of exercise. Upon the expiration of the Lock-Up Period, there shall be no Daily Limit and the Series B Warrant holder shall be permitted to exercise its Series B Warrants in accordance with the terms thereof. We do not have any obligation to monitor or enforce compliance by the Series B Warrant holder with the terms of the Lock-Up Agreement, including, without limitation, the volume-based daily issuance limitations set forth above, or to provide any notice of such information to the Series B Warrant holder. We will not be liable to the Series B Warrant holder with respect to (i) any information regarding our securities or the volume-based daily issuance limitations set forth above provided by us to the Series B Warrant holder or (ii) any failure by us to provide any trading volume, Trading Price, Daily Limit or related information or notice thereof. Each Series B Warrant holder will waive any and all claims against us arising from or relating to (i) our failure to deliver or make available any information regarding any trading volume, Trading Price, Daily Limit or related information or any notice thereof or (ii) the exercise of Series B Warrants by the Series B Warrant holder during the Restricted Period or the issuance of Warrant Shares in excess of any applicable Daily Limit.

Fundamental Transactions

In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our ordinary shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding ordinary shares, then following such event, the holders of the Series B Warrants will be entitled to receive upon exercise of the Series B Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Series B Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series B Warrants. Additionally, as more fully described in the Series B Warrants, in the event of certain fundamental transactions, the holders of the Series B Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of Series B Warrants on the date of consummation of such transaction.

Exercise Price Adjustments

If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our ordinary shares and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days commencing on the date of such event is less than the exercise price of the Series B Warrants then in effect, then the exercise price of the Series B Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged, subject to a floor price of $0.1291, which is twenty percent (20%) of the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d)(1)(A) (i.e., the lower of (i) the closing price (as reflected on Nasdaq.com) of the ADSs immediately preceding the execution of the securities purchase agreement for the Series B Warrants, and (ii) the average closing price of the ADSs (as reflected on Nasdaq.com) for the five trading days immediately preceding the execution of the securities purchase agreement for the Series B Warrants, or each the Series B Floor Price).

On the Series B Liquidity Date, the Series B Warrants’ exercise price will be adjusted to equal the lowest of (i) the exercise price then in effect and (ii) the greater of (a) the lowest daily volume weighted average price of the ADSs during the period commencing on the second trading day after the Series B Liquidity Date and ending following the close of trading on the eighteenth trading day immediately thereafter, and (b) the Series B Floor Price in effect as of the Series B Liquidity Date, and the number of ADSs issuable upon exercise will be increased such that the aggregate exercise price of the Series B Warrants on the issuance date for ADSs underlying the Series B Warrants then outstanding shall remain unchanged.

As such, the number of ADSs issuable upon the exercise of the Series B Warrants will increase as the price of our ADSs falls further below the initial exercise price of the Series B Warrants.

Transferability

Subject to applicable laws, a Series B Warrant may be transferred at the option of the holder upon surrender of the Series B Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional ADSs will be issued upon the exercise of the Series B Warrants. Rather, the number of ADSs to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Series B Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Series B Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series B Warrants will be extremely limited.

Rights as an ADS Holder

Except as otherwise provided in the Series B Warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of a Series B Warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights.

Waivers and Amendments

The Series B Warrants may be modified or amended, or the provisions thereof waived with the written consent of us and the respective holder.

Pre-Funded Warrants

The following description of the Pre-Funded Warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the Pre-Funded Warrants, the form of was filed as an exhibit to the Registration Statement on Form F-1 of which this prospectus forms a part.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price equal to the United States dollar equivalent of £0.01, based on the exchange rate on the date of exercise. The Pre-Funded Warrants are exercisable at any time after the date of issuance until exercised in full and they do not expire. The Pre-Funded Warrants will be issued in certificated form.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise, as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding ordinary shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding ordinary shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. Purchasers in this offering may also elect, prior to the issuance of the Pre-Funded Warrants, to have the initial exercise limitation set at 9.99% of our outstanding ordinary shares. No fractional ADSs will be issued in connection with the exercise of a Pre-Funded Warrants. In lieu of fractional ADSs, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole ADS.

Cashless Exercise

At the time a holder exercises its Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, subject to the Mandatory Nominal Exercise Price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Pre-Funded Warrants.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Rights as an ADS Holder

Except as otherwise provided in the Pre-Funded Warrants, the holders of the Pre-Funded Warrants do not have any voting rights, dividends or other rights as a holder of our ordinary shares.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding ordinary shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Waivers and Amendments

The Pre-Funded Warrants may be modified or amended, or the provisions thereof waived with the written consent of us and the respective holder.

Listing

Our ADSs are listed on The Nasdaq Capital Market under the symbol “NCNA.”

TAXATION

Material U.S. Federal Income Tax Considerations

The following discussion describes the material U.S. federal income tax considerations to U.S. Holders (as defined below) under present law of the purchase, ownership and disposition of the ADSs, the Pre-Funded Warrants, and the Warrants. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended or the Code for purposes of this discussion, in effect as of the date of this prospectus and on U.S. Treasury Regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

This discussion applies only to U.S. Holders that hold the ADSs, the Pre-Funded Warrants, and the Warrants as capital assets for U.S. federal income tax purposes. It does not purport to be a comprehensive description of all tax considerations that may be relevant to a decision to purchase the ADSs, the Pre-Funded Warrants, and the Warrants by any particular investor. In particular, this discussion does not address tax considerations applicable to a U.S. Holder that may be subject to special tax rules, including, without limitation, a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for securities holdings, banks, thrifts, or other financial institutions, an insurance company, a tax-exempt organization, a person that holds the ADSs, the Pre-Funded Warrants, or the Warrants as part of a hedge, straddle or conversion transaction for tax purposes, a person whose functional currency for tax purposes is not the U.S. dollar, certain former citizens or residents of the United States or a person that owns directly, indirectly or constructively shares representing 10% or more of our shares by vote or value. Moreover, this description does not address the U.S. federal estate, gift, or alternative minimum tax consequences, or any state, local or non-U.S. tax consequences, of the acquisition, ownership and disposition of the ADSs, the Pre-Funded Warrants, or the Warrants. In addition, the discussion does not address tax consequences to an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes that holds the ADSs, the Pre-Funded Warrants, or the Warrants, or a partner in or owner of such partnership or other pass-through entity. The U.S. federal income tax treatment of each partner of such partnership or owner of such pass-through entity generally will depend upon the status of the partner or owner and the activities of the partnership or other pass-through entity. Prospective purchasers that are partners in a partnership or owners of a pass-through entity holding the ADSs, the Pre-Funded Warrants, or the Warrants are urged to consult their own tax advisers.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to an investor that is a beneficial owner of ADSs, Pre-Funded Warrants, or Warrants and that is, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state therein or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a court within the United States and subject to the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For U.S. federal income tax purposes, a beneficial owner of ADSs generally will be treated as the owner of the underlying ordinary shares represented by such ADSs. Accordingly, deposits or withdrawals of the underlying ordinary shares for ADSs generally will not be subject to U.S. federal income tax. The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. U.S. Treasury has expressed concerns that parties to whom ADSs are released before shares are delivered to the depositary or intermediaries in the chain of ownership between the U.S. Holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the claiming of foreign tax credits by U.S. Holders of ADSs. These actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain noncorporate U.S. Holders. As a result, the creditability of non-U.S. withholding taxes (if any), and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders, each described below, could be affected by actions taken by such parties or intermediaries. Accordingly, U.S. persons considering an investment in ADSs or Pre-Funded Warrants that, as described below, are generally taxed in the same manner as a U.S. Holder of ADSs, should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of ADSs or Pre-Funded Warrants, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

You are urged to consult your tax advisors about the application of the U.S. federal income tax rules to your particular circumstances as well as the state, local, non-U.S. and other tax consequences of the purchase, ownership and disposition of the ADSs, the Pre-Funded Warrants, and the Warrants.

Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as the underlying ADS, which generally will be treated as a U.S. Holder owning the underlying ordinary share represented by such ADS for U.S. federal income tax purposes and a U.S. Holder of a Pre-Funded Warrant should generally be taxed in the same manner as a U.S. Holder of such an ADS, as described below. Accordingly, no gain or loss should be recognized (other than with respect to cash paid in lieu of a fractional share) upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the ADS received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the ADS received upon exercise, increased by the exercise price per ADS. If a Pre-Funded Warrant expires without being exercised, the U.S. Holder thereof should recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the Pre-Funded Warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the Pre-Funded Warrant is longer than one year. The deductibility of capital losses is subject to limitations. In addition, a U.S. Holder may, in its discretion, elect to undertake a cashless exercise of the Pre-Funded Warrants into ADSs. The U.S. federal income tax treatment of a cashless exercise of Pre-Funded Warrants into ADSs is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Pre-Funded Warrant described in this paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Pre-Funded Warrants.

However, characterizing Pre-Funded Warrants as ADSs for U.S. federal income tax purposes is not binding on the U.S. Internal Revenue Service, or IRS, and the IRS may treat our Pre-Funded Warrants as warrants to acquire our ADSs. In that case, the amount and character of a U.S. Holder’s gain with respect to an investment in Pre-Funded Warrants could change, and a U.S. Holder may not be entitled to timely make the “qualified electing fund” election described below with respect to Pre-Funded Warrants to mitigate passive foreign investment company, or PFIC, consequences in the event that we are classified as a PFIC. Based on the foregoing, the amount and character of a U.S. Holder’s gain with respect to an investment in our Pre-Funded Warrants could be materially different than the discussion set forth below.

In addition, the market-to-market election will likely not be available with respect to the Pre-Funded Warrants in the event that we are classified as a PFIC because the Pre-Funded Warrants are not treated as “marketable stock” as they are not expected to be “regularly traded” (as such terms are defined below).

Accordingly, each U.S. Holder should consult his, her or its tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). Except where specifically noted, the remainder of this discussion assumes a Pre-Funded Warrant is treated as an ADS for U.S. federal income tax purposes.

Tax Basis of each ADS, Pre-Funded Warrant and Warrant

The ADSs and the Pre-Funded Warrants, respectively, will be sold together with accompanying Warrants to purchase one ADS each. The initial tax basis of a beneficial owner in each ADS and Pre-Funded Warrant will be equal to the amount paid for the ADS or Pre-Funded Warrant less the fair market value of their accompanying Warrants. The initial basis in the accompanying Warrants will equal the initial fair market value of the Warrants.

Passive Foreign Investment Company Considerations

In general, a corporation organized outside the United States will be classified as a PFIC in a particular taxable year if either (i) 75% or more of the corporation’s gross income for the taxable year is passive income, or (ii) on average at least 50% of the value of the corporation’s assets produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person) and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income.

In making this determination, we will be treated as earning our proportionate share of any income and owning our proportionate share of any assets of any corporation in which we hold a 25% or greater interest (by value). Because PFIC status must be determined annually based on tests which are factual in nature, our PFIC status will depend on our income, assets and activities each year, including whether certain research and development tax credits received from the government of the United Kingdom will constitute gross income, and, if they do, whether they will constitute passive income for purposes of the PFIC income test. In addition, for purposes of the PFIC asset test, the value of our assets will depend in part on the market price of our ordinary shares, which may fluctuate significantly. If we are classified as a PFIC for any taxable year, a U.S. Holder may be able to mitigate some of the resulting adverse U.S. federal income tax consequences described below with respect to owning the ADSs, provided that such U.S. Holder is eligible to make, and validly makes a “mark-to-market” election, described below. In certain circumstances a U.S. Holder owning ADSs or Pre-Funded Warrants can make a “qualified electing fund” election to mitigate some of the adverse tax consequences described with respect to an ownership interest in a PFIC by including in income its share of the PFIC’s income on a current basis. We intend to provide the information necessary for a U.S. investor to make a qualified electing fund or election, or QEF Election with respect to us. A U.S. Holder can make a QEF Election in the first taxable year that the entity is treated as a PFIC with respect to the U.S. Holder. A U.S. Holder making a QEF election other than for the first taxable year in which it owns (or is treated as owning) an equity interest in a PFIC would continue to be subject to the rules described in the preceding paragraph with respect to such PFIC, unless the U.S. Holder makes a “deemed sale” election with respect to the PFIC and recognizes gain taxed under the general PFIC rules described above with respect to the PFIC stock’s appreciation before the year for which the QEF Election is made.

We expect to post the information necessary to make QEF Elections on our website. If we are a PFIC for any taxable year, the consequences to any U.S. Holder will depend in part on whether the U.S. Holder makes a valid QEF Election or mark-to-market election as described below.

If a U.S. Holder makes a QEF Election with respect to a PFIC, the U.S. Holder will be taxed on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC. If a U.S. Holder makes a QEF Election with respect to us, any distributions we pay out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election would not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its ADSs or Pre-Funded Warrants by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the ADSs or Pre-Funded Warrants that is not included in the U.S. Holder’s income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ADSs or Pre-Funded Warrants in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ADSs or Pre-Funded Warrants, as determined in U.S. dollars. A U.S. Holder will not be taxed on the ordinary income and net capital gain under the QEF rules for any year that we are not a PFIC. As provided below, a U.S. Holder may not make a QEF Election with respect to the Warrants.

In the event that we are classified as a PFIC in any year in which a U.S. Holder holds the ADSs, the Pre-Funded Warrants, or the Warrants, and neither a QEF Election nor the “mark-to-market” election described below is made by a taxable U.S. Holder, a special tax regime will apply with respect to such U.S. Holder to both (a) any gain realized on the sale or other disposition of the ADSs, the Pre-Funded Warrants, or the Warrants (as applicable) and (b) any “excess distribution” by us to such U.S. Holder (generally, such U.S. Holder’s ratable portion of distributions received by such U.S. Holder in any year which are greater than 125% of the average annual distribution received by such U.S. Holder in the shorter of the three preceding years or such U.S. Holder’s holding period for the ADSs, the Pre-Funded Warrants, or the Warrants). Any gain recognized by such U.S. Holder on a sale or other disposition (including a pledge) of the ADSs, the Pre-Funded Warrants, or the Warrants (as applicable), and any excess distribution would be allocated ratably over such U.S. Holder’s holding period for the ADSs, the Pre-Funded Warrants, or the Warrants (as applicable),. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and the interest charge generally applicable to underpayments of tax would be imposed on taxes deemed to have been payable in for the relevant taxable PFIC years. Classification as a PFIC may also have other adverse tax consequences, including, in the case of U.S. Holders that are individuals, the denial of a step-up in the basis of such U.S. Holder’s ADSs, the Pre-Funded Warrants, or the Warrants (as applicable), at death.

Under proposed U.S. Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire shares of a PFIC (such as the Warrants), such option, warrant or right is considered to be PFIC shares also subject to these default rules discussed above. However, a U.S. Holder generally may not make a QEF Election or mark-to-market election with respect to warrants. In addition, under proposed U.S. Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquired stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held. Thus, this will impact the availability of timely QEF Election and mark-to-market election with respect to such shares as discussed below. Because of the complexity and uncertainty of the treatment of Warrants under the PFIC rules, each U.S. Holder should consult his, her or its own tax advisor regarding the application of the PFIC rules to the Warrant Shares acquired upon an exercise of Warrants and the availability of, and procedure for making, a qualifying election with respect to Warrants.

Based on our estimated gross income, the average value of our assets, including goodwill and the nature of our active business, we believe we were a PFIC for U.S. income tax purposes for the taxable year ending December 31, 2024. There can be no assurance regarding our PFIC status for the current taxable year or any particular year in the future because PFIC status is factual in nature, depends upon factors not wholly within our control, generally cannot be determined until the close of the taxable year in question and is determined annually. Whether we will be a PFIC in the current or any future taxable year is uncertain because, among other things, we currently own a substantial amount of passive assets, including cash, and because the valuation of our assets that generate non-passive income for PFIC purposes, including our goodwill and other intangible assets, is uncertain and may vary substantially over time. In addition, the composition of our assets and income may vary substantially over time. The average quarterly value of our assets for purposes of determining our PFIC status for any taxable year (to the extent applicable) will generally be determined in part by reference to our market capitalization, which has fluctuated and may continue to fluctuate significantly over time. Accordingly, there can be no assurance that we will not be a PFIC in the current or for any future taxable year. Accordingly, U.S. Holders should invest in our ADSs, the Pre-Funded Warrants, or the Warrants, only if they are willing to bear the U.S. federal income tax consequences associated with investments in PFICs.

Mark-to-Market Election

If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs, then in lieu of being subject to the special tax regime and interest charge rules discussed above, a U.S. Holder may make an election to include gain on the ADSs as ordinary income under a mark-to-market method, provided that the ADSs are treated as “regularly traded” on a “qualified exchange.” In general, the ADSs will be treated as “regularly traded” for a given calendar year if more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter of such calendar year. Although the U.S. Internal Revenue Service, or the IRS, has not published any authority identifying specific exchanges that may constitute “qualified exchanges,” U.S. Treasury Regulations provide that a qualified exchange is (a) a U.S. securities exchange that is registered with the SEC, (b) the U.S. market system established pursuant to section 11A of the Exchange Act, or (c) a non-U.S. securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such non-U.S. exchange has trading volume, listing, financial disclosure, surveillance and other requirements designed to prevent fraudulent and manipulative acts and practices, to remove impediments to and perfect the mechanism of a free and open, fair and orderly, market, and to protect investors; and the laws of the country in which such non-U.S. exchange is located and the rules of such non-U.S. exchange ensure that such requirements are actually enforced and (ii) the rules of such non-U.S. exchange effectively promote active trading of listed shares. We have received approval to list our ADSs on The Nasdaq Capital Market, which is a U.S. securities exchange that is registered with the SEC. However, no assurance can be given that the ADSs will meet the requirements to be treated as “regularly traded” for purposes of the mark-to-market election. In addition, because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the special tax regime with respect to such holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including shares in any future subsidiary of ours that is treated as a PFIC.

If a U.S. Holder makes this mark-to-market election, such U.S. Holder will be required in any year in which we are a PFIC to include as ordinary income the excess of the fair market value of such U.S. Holder’s ADSs at year end over its basis in those ADSs. In addition, the excess, if any, of such U.S. Holder’s basis in the ADSs over the fair market value of such U.S. Holder’s ADSs at year end is deductible as an ordinary loss in an amount equal to the lesser of (i) the amount of the excess or (ii) the amount of the net mark-to-market gains that have been included in income in prior years by such U.S. Holder. Any gain recognized by such U.S. Holder upon the sale of such U.S. Holder’s ADSs will be taxed as ordinary income in the year of sale. Amounts treated as ordinary income will not be eligible for the preferential tax rate applicable to qualified dividend income or long-term capital gains. A U.S. Holder’s adjusted tax basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If a U.S. Holder makes a mark-to market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

A mark-to-market election is not expected to be available with respect to the Pre-Funded Warrants, which are not likely to be treated as regularly traded on a qualified exchange. Further, as discussed above, a market-to-market election may not be made with respect to the Warrants.

Controlled Foreign Corporation

The Tax Cuts and Jobs Act, or the Tax Act eliminated the prohibition on “downward attribution” from non-U.S. persons to U.S. persons under Section 958(b)(4) of the Code for purposes of determining constructive stock ownership under the controlled foreign corporation, or CFC, rules. As a result, our U.S. subsidiary will be deemed to own all of the stock of our non-U.S. subsidiaries held by the Company for CFC purposes. To the extent a non-U.S. subsidiary is treated as a CFC for any taxable year, each U.S. person treated as a “10% U.S. Shareholder” with respect to such CFC that held our ordinary shares directly or indirectly through non-U.S. entities (including the Company) as of the last day in such taxable year that the subsidiary was a CFC would generally be required to include in gross income as ordinary income its pro rata share of certain investment income of the CFC, regardless of whether that income was actually distributed to such U.S. person (with certain adjustments). A “10% U.S. Shareholder” of a non-U.S. corporation includes any U.S. person that owns (or is treated as owning) directly, indirectly or constructively, stock of the non-U.S. corporation possessing 10% or more of the total voting power or total value of such non-U.S. corporation’s stock. The legislative history under the Tax Act indicates that this change was not intended to cause our non-U.S. subsidiaries to be treated as CFCs with respect to a 10% U.S. Shareholder that is not related to our U.S. subsidiary. However, it is not clear whether the IRS or a court would interpret the change made by the Tax Act in a manner consistent with such indicated intent.

You are strongly urged to consult your own tax advisors to determine whether your ownership of the ADSs, the Pre-Funded Warrants, or the Warrants will cause you to become a 10% U.S. Shareholder and the impact of such a classification.

Information Reporting Requirements

If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs, the Pre-Funded Warrants, or the Warrants, each such U.S. Holder generally will be required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their tax advisors with respect to the purchase, ownership and disposition of the ADSs, the Pre-Funded Warrants, and the Warrants, the availability of the mark-to-market election and whether making the election would be advisable in their particular circumstances, and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the ADSs, the Pre-Funded Warrants, and the Warrants.

Taxation of the ADSs and Pre-Funded Warrants

Dividends and Other Distributions on the ADSs and Pre-Funded Warrants

Subject to the discussion above under the heading “-Passive Foreign Investment Company Considerations”, generally the gross amount of distributions made by us, if any, to a U.S. Holder with respect to the ADSs or the Pre-Funded Warrants, before reduction for any non-U.S. taxes withheld therefrom, will be includable in gross income as a dividend to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent, if any, that the amount of any cash distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of such U.S. Holder’s tax basis in its ADSs or Pre-Funded Warrants (as applicable), and to the extent the amount of the distribution exceeds such U.S. Holder’s tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. A dividend in respect of the ADSs or Pre-Funded Warrants (as applicable) will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. Non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on ADSs or Pre-Funded Warrants applicable to long term capital gains (i.e., gains from the sale of capital assets held for more than one year), provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. However, such reduced rate shall not apply if we are a PFIC for the taxable year in which we pay a dividend, or were a PFIC in the preceding taxable year. As indicated in the section titled “Dividends and Dividend Policy” herein, we intend to retain any earnings for use in our business and do not currently intend to pay dividends on our ordinary shares.

Subject to the paragraph below, dividends generally will constitute income from sources outside the United States, which may be relevant in calculating a U.S. Holder’s foreign tax credit limitation. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” Dividend payments may be made without withholding or deduction for or on account of U.K. tax.

Notwithstanding the paragraph above, if 50% or more of the ADSs or Pre-Funded Warrants are treated as held by U.S. persons, we will be treated as a “U.S.-owned foreign corporation.” In that case, dividends may be treated for U.S. foreign tax credit purposes as income from sources outside the United States to the extent paid out of our non-U.S. source earnings and profits, and as income from sources within the United States to the extent paid out of our U.S. source earnings and profits. There can be no assurance that we will not be treated as a U.S.-owned foreign corporation. If the dividends are taxed at the lower tax rates generally applicable to long-term capital gains (as discussed above), the amount of the dividend taken into account for purposes of calculating the U.S. foreign tax credit limitation will generally be limited to the gross amount of the dividend, multiplied by the preferential rate divided by the highest rate of tax normally applicable to dividends. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders are urged to consult their tax advisors to determine whether and to what extent such U.S. Holder will be entitled to a foreign tax credit.

Taxation of Dispositions of ADSs or Pre-Funded Warrants

Subject to the discussion above under “—Passive Foreign Investment Company Considerations”, a U.S. Holder will recognize taxable gain or loss on any sale, exchange or other taxable disposition of an ADS or Pre-Funded Warrant equal to the difference between the amount realized (the amount of cash (in U.S. dollars) plus the fair market value of any property received) for the ADS or Pre-Funded Warrant and such U.S. Holder’s tax basis (in U.S. dollars) in the ADS or Pre-Funded Warrant (as applicable). The gain or loss will generally be capital gain or loss. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ADSs or Pre-Funded Warrant (as applicable) were held by the U.S. Holder for more than one year. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes.

Taxation of Warrants

Exercise of Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant, plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Warrant Share received on the exercise of a Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If we are a PFIC, a U.S. Holder’s holding period for the Warrant Share for PFIC purposes will begin on the date on which such U.S. Holder acquired its Warrant Share.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. Subject to the PFIC rules discussed above, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants Without Exercise

Upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See above for a more detailed discussion of the rules applicable to distributions made by us in the section entitled “Dividends and Other Distributions on the ADSs and Pre-Funded Warrants”).

Disposition of Foreign Currency

U.S. Holders are urged to consult their tax advisors regarding the tax consequences of receiving, converting or disposing of any non-U.S. currency received as dividends on our ADSs, Pre-Funded Warrants, or Warrants or on the sale or retirement of an ADS, Pre-Funded Warrants, or Warrants.

Tax on Net Investment Income

An additional 3.8% Medicare tax may be imposed on some or all of such U.S. Holder’s “net investment income.” Net investment income generally includes income from the ADSs unless such income is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisors regarding the effect this Medicare tax may have, if any, on your acquisition, ownership or disposition of the ADSs, the Pre-Funded Warrants, and the Warrants.

Information Reporting and Backup Withholding

Distributions with respect to ADSs or Pre-Funded Warrants and proceeds from the sale, exchange or disposition of ADSs, Pre-Funded Warrants, or Warrants may be subject to information reporting to the IRS, and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

Foreign Financial Asset Information Reporting

U.S. Holders who are either individuals or certain domestic entities may be required to submit certain information to the IRS with respect to such holder’s beneficial ownership of the ADSs, Pre-Funded Warrants, or Warrants, if such ADSs, Pre-Funded Warrants, or Warrants are not held on such holder’s behalf by a financial institution, as our ordinary shares are considered “specified foreign financial assets.” This law also imposes penalties and potential other adverse tax consequences if a U.S. Holder is required to submit such information to the IRS and fails to do so. U.S. Holders are urged to consult their tax advisors regarding the potential information reporting obligations that may be imposed with respect to the ownership and disposition of the ADSs, Pre-Funded Warrants, or Warrants.

The above description is not intended to constitute a complete analysis of all tax consequences relating to acquisition, ownership and disposition of the ADSs, the Pre-Funded Warrants, or the Warrants. Prospective purchasers are urged to consult their tax advisors concerning the tax consequences related to their particular circumstances.

United Kingdom Tax Considerations

The following is a general summary of certain United Kingdom tax considerations relating to the ownership and disposal of the ADSs, the Warrants and the Pre-Funded Warrants and does not address all possible tax consequences relating to an investment in the ADSs, Warrants and Pre-Funded Warrants. It is based on current U.K. tax law and published HM Revenue & Customs, or HMRC, practice as of the date of this prospectus, both of which are subject to change, possibly with retrospective effect.

This United Kingdom taxation section is written on the basis that the company is and remains resident for tax purposes in the United Kingdom only and will therefore be subject to the U.K. tax regime and not the U.S. tax regime (save as discussed in the section titled “Material U.S. Federal Income Tax Considerations” above). On this basis, dividends paid by the company will be regarded as U.K. dividends, not U.S. dividends.

Except as provided otherwise, this summary applies only to persons who are resident in the United Kingdom for tax purposes and who are not resident for tax purposes in any other jurisdiction, and do not have a permanent establishment or fixed base in any other jurisdiction with which the holding of the ADSs, Warrants and/or Pre-Funded Warrants is connected. Such persons are referred to herein as U.K. Holders. Persons (a) who are not resident in the United Kingdom for tax purposes, including those individuals and companies who trade in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom to which the ADSs, Warrants and/or Pre-Funded Warrants are attributable, or (b) who are resident or otherwise subject to tax in a jurisdiction outside the United Kingdom, are recommended to seek the advice of professional advisers in relation to their taxation obligations.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.K. tax law. In particular:

•

this summary only applies to the absolute beneficial owners of the ADSs, Warrants and/or Pre-Funded Warrants (and where the ADSs, Warrants and/or Pre-Funded Warrants are not held through an Individual Savings Account or a Self-Invested Personal Pension); and

•

this summary: (a) only addresses the principal U.K. tax consequences for investors who hold the ADSs as capital assets, (b) does not address the tax consequences that may be relevant to certain special classes of investor such as dealers, brokers or traders in shares or securities and other persons who hold the ADSs, Warrants and/or Pre-Funded Warrants otherwise than as an investment, (c) does not address the tax consequences for holders that are financial institutions, insurance companies, collective investment schemes, pension schemes, charities or tax-exempt organizations, (d) assumes that the holder is not an officer or employee of the company (or of any related company) and has not (and is not deemed to have) acquired the ADSs, Warrants and/or Pre-Funded Warrants or related ordinary shares by virtue of an office or employment, and (e) assumes that the holder does not control or hold (and is not deemed to control or hold), either alone or together with one or more associated or connected persons, directly or indirectly (including through the holding of the related ordinary shares or ADSs, Warrants and/or Pre-Funded Warrants), an interest of 10% or more in the issued share capital (or in any class thereof or ADSs), voting power, rights to profits or capital of the company, and is not otherwise connected with the company.

This summary further assumes, on the basis of HMRC guidance, that a holder of ADSs will be regarded by HMRC as the beneficial owner of the underlying ordinary shares and of any dividends paid in respect of the related ordinary shares (where the dividends are regarded for U.K. tax purposes as that person’s own income (and not the income of some other person)) for U.K. tax purposes.

Potential investors in ADSs, Warrants and/or Pre-Funded Warrants should satisfy themselves prior to investing as to the overall tax consequences, including, specifically, the consequences under U.K. tax law and HMRC practice of the acquisition, ownership and disposal of ADSs, Warrants and/or Pre-Funded Warrants in their own particular circumstances by consulting their own tax advisers. In particular, non-U.K. resident persons are advised to consider the potential impact of any relevant double taxation agreements.

Taxation of dividends

Withholding Tax. Dividend payments in respect of ADSs or ordinary shares may be made without withholding or deduction for or on account of U.K. tax.

United Kingdom Income Tax. A U.K. Individual Holder (being an individual who is resident for tax purposes in the United Kingdom) who receives a dividend from the company will generally be subject to income tax on the dividend. For the tax year 2025/2026, a U.K. Individual Holder will generally pay income tax at a rate of 0% on the first £500 of dividends received by such U.K. Holder. Dividend income taxed at 0% will be taken into account in determining the rate at which income in excess of this tax-free allowance will (subject to the availability of any income tax personal allowance) be taxed.

A U.K. Individual Holder who is subject to income tax at the basic rate will be liable to tax on the dividend at the current marginal rate of 8.75%. A U.K. Individual Holder who is subject to income tax at the higher rate (but not the additional rate) will be liable to income tax on the dividend at the current rate of 33.75% to the extent that such sum, when treated as the top slice of that holder’s income, exceeds the threshold for higher rate income tax.

A U.K. Individual Holder liable to income tax at the additional rate will be subject to income tax on the dividend at the current rate of 39.35% to the extent that the holder’s income (including the dividend) exceeds the threshold for the additional rate.

Individuals who are Scottish taxpayers will pay tax on dividends at the same dividend tax rates as other U.K. taxpayers and as if they paid income tax by reference to the U.K. income tax thresholds rather than by reference to the thresholds otherwise applicable to Scottish taxpayers.

An individual who is not a U.K. Holder (other than one carrying on a trade, profession or vocation in the United Kingdom through a branch or agency to which the ADSs are attributable) who is resident for tax purposes outside the United Kingdom will not have any U.K. tax to pay on dividends received from the company.

United Kingdom Corporation Tax. A U.K. Holder within the charge to U.K. corporation tax (a “U.K. Corporate Holder”) may be entitled to exemption from U.K. corporation tax in respect of dividend payments. If the conditions for the exemption are not satisfied, or such U.K. Corporate Holder elects for an otherwise exempt dividend to be taxable, United Kingdom corporation tax will be chargeable on the amount of any dividends. The main rate of United Kingdom corporation tax for the 2025/2026 corporation tax year is 25% for U.K. corporations (or corporate groups) with annual profits of £250,000 or higher. If potential investors are in any doubt as to their position, they should consult their own professional advisers.

A corporate holder of ADSs that is not a U.K. Holder will not be subject to U.K. corporation tax on dividends received from the company, unless it carries on a trade in the United Kingdom through a permanent establishment to which the ADSs are attributable. In these circumstances, such holder may, depending on its individual circumstances and if the exemption from U.K. corporation tax discussed above does not apply, be chargeable to U.K. corporation tax on dividends received from the company.

Taxation of Disposals

U.K. Corporate Holders

For U.K. Corporate Holders of Warrants/Pre-Funded Warrants, the precise U.K. corporation tax treatment of the Warrants/Pre-Funded Warrants is dependent on the accounting treatment applied to the Warrants/Pre-Funded Warrants and the extent to which the Warrants/Pre-Funded Warrants are considered to constitute derivative contracts for U.K. tax purposes. U.K. Corporate Holders of Warrants/Pre-Funded Warrants who consider that any of the Warrants/Pre-Funded Warrants may constitute derivative contracts for U.K. tax purposes should consult with their tax advisors and accountants as to the tax implications of such treatment.

Where a Warrant/Pre-Funded Warrant does not constitute a derivative contract for U.K. tax purposes, then (depending on the circumstances) neither the grant nor the exercise of a Warrant/Pre-Funded Warrant should generally give rise to a U.K. chargeable gains/capital gains tax charge, and the U.K. Corporate Holder’s base cost in the Warrants/Pre-Funded Warrants, or (following exercise) the asset which was the subject of the Warrants/Pre-Funded Warrants (the relevant ADSs) will take into account, in the case of the Warrants/Pre-Funded Warrants, any amounts paid by the relevant U.K. Holder for the acquisition of the Warrants/Pre-Funded Warrants, and in the case of the asset which was the subject of the Warrants/Pre-Funded Warrants, any such amounts, together with any amounts paid for the exercise of the relevant Warrants/Pre-Funded Warrants.

A disposal or deemed disposal of a Warrant/Pre-Funded Warrant or ADS by a U.K. Corporate Holder may, depending on that holder’s circumstances, give rise to a chargeable gain or an allowable loss for the purposes of U.K. corporation tax on chargeable gains.

As noted above, the main rate of United Kingdom corporation tax for the 2025/2026 corporation tax year is 25% for U.K. corporations (or corporate groups) with annual profits of £250,000 or higher.

U.K. Individual Holders

For a U.K. Individual Holder (depending on the circumstances) neither the grant nor the exercise of the Warrants/Pre-Funded Warrants should generally give rise to a U.K. capital gains tax charge and the relevant U.K. Individual Holder’s base cost in the Warrants/Pre-Funded Warrants, or (following exercise) the asset which was the subject of the Warrants/Pre-Funded Warrants (the relevant ADSs) will take into account, in the case of the Warrants/Pre-Funded Warrants, any amounts paid by the relevant U.K. Holder for the acquisition of the Warrants/Pre-Funded Warrants, and in the case of the asset which was the subject of the Warrants/Pre-Funded Warrants, any such amounts, together with any amounts paid for the exercise of the relevant Warrants/Pre-Funded Warrants. A disposal or deemed disposal of a Warrant/Pre-Funded Warrant or ADS by a U.K. Individual Holder may, depending on that holder’s circumstances, give rise to a chargeable gain or to an allowable loss for the purpose of U.K. capital gains tax.

The principal factors that will determine the capital gains tax position on such a disposal are the extent to which the U.K. Individual Holder realizes any other capital gains in the tax year in which the disposal is made, the extent to which the holder has incurred capital losses in that or any earlier tax year and the level of the annual allowance of tax-free gains in that tax year, or the Annual Exemption. The Annual Exemption for the 2025/2026 tax year is £3,000. If, after all allowable deductions, a U.K. Individual Holder who is subject to U.K. income tax at either the higher or the additional rate becomes liable to U.K. capital gains tax on the disposal of a Warrant/Pre-Funded Warrant or an ADS, the current applicable rate is 24%. For a U.K. Individual Holder who is subject to U.K. income tax at the basic rate and, after all allowable deductions, liable to U.K. capital gains tax on such disposal, the current applicable rate is 18%, save to the extent that any capital gains exceed the unused basic rate tax band. In that case, the current rate applicable to the excess is 24%.

A U.K. Individual Holder who ceases to be resident in the United Kingdom (or who fails to be regarded as resident in a territory outside the United Kingdom for the purposes of double taxation relief) for a period of less than five years and who disposes of his or her Warrants/Pre-Funded Warrants and/or ADSs during that period of temporary non-residence may be liable to U.K. capital gains tax on a chargeable gain accruing on such disposal on his or her return to the United Kingdom (or upon ceasing to be regarded as resident outside the United Kingdom for the purposes of double taxation relief) (subject to available exemptions or reliefs).

Non-United Kingdom Holders. The paragraphs below relating to the liability of non-U.K. Holders to U.K. tax on chargeable gains assume that the company does not (and will not) derive 75% or more of its gross asset value from U.K. land.

An individual holder who is not a U.K. Holder will not be liable to U.K. capital gains tax on capital gains realized on the disposal of his or her Warrants/Pre-Funded Warrants and/or ADSs unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a permanent establishment in the United Kingdom to which the Warrants/Pre-Funded Warrants and/or ADSs are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to U.K. capital gains tax on chargeable gains arising from a disposal of his or her Warrants/Pre-Funded Warrants and/or ADSs.

A corporate holder of Warrants/Pre-Funded Warrants and/or ADSs that is not a U.K. Holder will not be liable for U.K. corporation tax on chargeable gains realized on the disposal of its Warrants/Pre-Funded Warrants and/or ADSs unless it carries on a trade in the United Kingdom through a permanent establishment to which the Warrants/Pre-Funded Warrants and/or ADSs are attributable. In these circumstances, a disposal of Warrants/Pre-Funded Warrants and/or ADSs by such holder may give rise to a chargeable gain or an allowable loss for the purposes of U.K. corporation tax.

Stamp Duty and Stamp Duty Reserve Tax

The statements below in relation to U.K. stamp duty and stamp duty reserve tax, or SDRT, apply irrespective of whether the relevant holder of Warrants/Pre-Funded Warrants and/or ADSs is resident in the United Kingdom.

Issue and Transfer of Ordinary Shares

Issue (including to a depositary or clearance service). No U.K. stamp duty is payable on the issue of the ordinary shares.

There will be no SDRT payable on the issue of ordinary shares to a depositary receipt system or a clearance service. We understand that HMRC recognizes DTC as a clearance service for United Kingdom stamp duty and SDRT purposes.

Transfer to a depositary or clearance service. Transfers of, and unconditional agreements to transfer, ordinary shares to, or to a nominee or agent for, a person whose business is or includes issuing depositary receipts or the provision of clearance services, will generally be regarded by HMRC as subject to SDRT (and where the transfer is effected by a written instrument, stamp duty) at a rate of 1.5% of the amount or value of the consideration or, in certain circumstances, the value of the ordinary shares transferred unless, (a) in the case of a clearance service, it has made an election under section 97A(1) Finance Act 1986, or (b) such transfer is in the course of an exempt capital-raising arrangement or an exempt listing arrangement. Transfers of ordinary shares between depositary receipt systems and clearance services will generally be exempt from stamp duty and SDRT unless, in the case of a clearance service, it has made an election under section 97A(1) Finance Act 1986. Our understanding is that DTC has not made such an election.

Transfer on sale. The transfer on sale of ordinary shares by a written instrument of transfer will generally be liable to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration for the transfer. The purchaser normally pays the stamp duty.

The transfer of ordinary shares within a depositary receipt system or clearance service should not be subject to stamp duty or SDRT, except where a clearance service has made an election under section 97A(1) Finance Act 1986. Our understanding is that DTC has not made such an election.

An agreement to transfer ordinary shares outside a depositary receipt system or a clearance service will generally give rise to a liability on the purchaser to SDRT at the rate of 0.5% of the amount or value of the consideration. Such SDRT is payable on the seventh day of the month following the month in which the charge arises, but where an instrument of transfer is executed and duly stamped before the expiry of a period of six years beginning with the date of that agreement, (i) any SDRT that has not been paid ceases to be payable, and (ii) any SDRT that has been paid may be recovered from HMRC, generally with interest.

Issue or Transfer of ADSs/ADRs

Based on current HMRC published practice, no U.K. stamp duty or SDRT should be payable on the issue or transfer of (including an unconditional agreement to transfer) a depositary receipt and the ADS to which they relate, on the basis that a depositary receipt is not regarded as “stock” or a “marketable security” for U.K. stamp duty purposes and is not considered a “chargeable security” for the purposes of SDRT.

Warrants/Pre-Funded Warrants

On the basis of HMRC’s published view on the stamp duty and SDRT implications of warrants (which includes HMRC’s view of the decision in George Wimpey & Co Ltd v IRC), we would generally not expect the grant, transfer or exercise of the Warrants/Pre Funded Warrants to result in any liability for stamp duty or SDRT provided that, as set out above, HMRC’s published practice continues to state that a depositary receipt and the ADS to which it relates, is not regarded as “stock” or a “marketable security” for U.K. stamp duty purposes and is not considered a “chargeable security” for the purposes of SDRT. The stamp tax treatment of warrants, is, however, complex and, as stated above, reference should always be made to specific advice from your tax advisor.

PLAN OF DISTRIBUTION

We have engaged Laidlaw & Company (UK) Ltd., or Laidlaw, to act as our exclusive Placement Agent to solicit offers to purchase the securities offered pursuant to this prospectus on a reasonable best efforts basis. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. The Placement Agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is the Placement Agent required to arrange for the purchase or sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the securities being offered. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. The Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

•

standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws, such as the Foreign Corrupt Practices Act; and

•

covenants regarding matters such as registration of Warrant Shares, no integration with other offerings, filing of a 6-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers and reservation and listing of ADSs, as well as prohibitions on subsequent equity sales and variable rate transactions, subject to certain exceptions, for a period of 90 days and 180 days, respectively, from the Liquidity Date.

We expect to deliver the securities being offered pursuant to this prospectus on or about May 7, 2025, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent a Placement Agent fee equal to an aggregate of 11.0% of the gross proceeds from the sale of the securities to investors in this offering. The following table shows the per share and total cash Placement Agent fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus.

	Per ADS and Accompanying Warrants	Per Pre-Funded Warrant and Accompanying Warrants	Total
Public Offering Price	$0.6454	$0.6321	$6,999,998.72
Placement Agent Fees	$0.0710	$0.0695	$769,999.86
Proceeds to Us (before expenses)	$0.5744	$0.5626	$6,229,998.86

We have also agreed to reimburse the Placement Agent for (i) certain of its offering-related expenses, including for its legal fees and expenses and other out-of-pocket expenses in an amount up to $125,000, and (ii) certain non-accountable expenses in an amount up to $10,000.

We estimate the total expenses of this offering payable by us, excluding the Placement Agent’s fees, will be approximately $750,000.

Lock-up Agreements

We have agreed with the Placement Agent to be subject to a lock-up period of ninety (90) days following the Liquidity Date. Additionally, each of our officers and directors have agreed with the Placement Agent to be subject to a lock-up period of ninety (90) days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, ordinary shares or ordinary share equivalents, file any registration statement or amendment or supplement. In addition, for a period of one hundred eighty (180) days following the Liquidity Date, we may not effect or enter into an agreement to effect any issuance by us of ADSs, ordinary shares or ordinary share equivalents (as defined in the securities purchase agreement) (or a combination of units thereof) involving a variable rate transaction (as defined in the securities purchase agreement), subject to customary exceptions. The Placement Agent and purchaser may waive the terms of these lock-up periods in their discretion.

Additionally, our officers and directors may not offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, enter any swap or other arrangement that transfers, and make any demand for or exercise any right with respect to the registration of any of our ordinary shares, ADSs or any securities convertible into, or exercisable or exchangeable for, our ordinary shares or ADSs, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its discretion.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the 8% cash fee on total gross proceeds in an offering, if any investor, who was introduced by the Placement Agent to us during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the twelve (12) month period following expiration or termination of our engagement of the Placement Agent.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Determination of Offering Price

The actual offering price of the securities we are offering has been negotiated between us and the investors in the offering based on the trading of the ADSs prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Other Relationships

From time to time, the Placement Agent or its affiliates have in the past or may in the future provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

Listing

The ADSs are listed on The Nasdaq Capital Market under the symbol “NCNA.”

Depositary

The depositary for the ADSs is Citibank, N.A.

EXPENSES

We estimate that the expenses payable by us in connection with this offering, other than the Placement Agent discounts and commissions, will be as follows:

Amount
SEC registration fee	$11,942
FINRA filing fee	12,200
Printing and engraving expenses	125,000
Legal fees and expenses	519,000
Accounting fees and expenses	69,000
Miscellaneous costs	12,858

Total	$750,000

All amounts in the table are estimates except the SEC registration fee, the Nasdaq listing fee and the FINRA filing fee.

LEGAL MATTERS

We are being represented by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to certain legal matters of U.S. federal securities and New York State law. The validity of our ordinary shares underlying the ADSs and certain matters governed by English law will be passed on for us by Bristows LLP. Legal counsel for the Placement Agent is Sullivan & Worcester LLP.

EXPERTS

The consolidated financial statements of NuCana plc appearing in NuCana plc’s Annual Report (Form 20-F) for the year ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of Ernst & Young LLP is 144 Morrison Street, Edinburgh, EH3 8EX, United Kingdom.

ENFORCEMENT OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of England and Wales. Certain of our directors and executive officers and experts named in this prospectus reside outside of the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for an investor to serve process on us or our directors and executive officers or to compel any of them to appear in Court in the United States or to enforce judgments obtained in U.S. courts against them or us, including judgments based on civil liability provisions of the securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would be considered punitive in the United Kingdom if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

We have appointed Corporation Service Company as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction in the Borough of Manhattan in New York, New York, arising out of or based upon the ADSs, the deposit agreement or the underwriting agreement related to the ADSs.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including amendments and relevant exhibits and schedules, under the Securities Act. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and the documents incorporated by reference herein for further information with respect to us and our securities. Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. We specifically are incorporating by reference the following documents filed with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 20, 2025; and

•	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on February 10, 2025, March 18, 2025, March 20, 2025, and April 23, 2025.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus. As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to NuCana plc, 3 Lochside Way, Edinburgh, EH12 9DT, United Kingdom. Our telephone number is +44 (0)131 357 111. You may also obtain information about us by visiting our website at https://www.nucana.com/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov).

2,452,935 American Depositary Shares Representing

61,323,375 Ordinary Shares

Series A Warrants to Purchase up to 10,845,985 American Depositary Shares Representing up to 271,149,625 Ordinary Shares

Series B Warrants to Purchase up to 10,845,985 American Depositary Shares Representing up to 271,149,625 Ordinary Shares

Pre-Funded Warrants to Purchase up to 8,393,050 American Depositary Shares Representing up to 209,826,250 Ordinary Shares

Up to 485,357,829 American Depositary Shares Underlying the Series A Warrants, the Series B Warrants (which Series B Warrants contain a “zero exercise price” option) and the Pre-Funded Warrants Representing up to 12,133,945,725 Ordinary Shares

PROSPECTUS

May 5, 2025

LAIDLAW & COMPANY (UK) LTD.